EXHIBIT 99.2

"[ * ]" = Omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

AMENDED AND RESTATED
SALE AND SERVICING AGREEMENT
FOR RALS AND RACS

            This Amended and Restated Sale and Servicing Agreement for RALs and RACs (the "Agreement"), dated as of January 3, 2003, is between Household Tax Masters Inc., a Delaware corporation, with a place of business at Suite 200 Somerset Corporate Blvd., Bridgewater, New Jersey 08807 in its capacity as servicer under this Agreement (in such capacity, together with its successors and assigns in such capacity, "Tax Masters" or "Servicer"), Household Tax Masters Acquisition Corporation, a Delaware corporation ("HTMAC"), and Imperial Capital Bank, a California State chartered bank, with a place of business at 888 Prospect Street, Suite 110, La Jolla, California 92037 ("Imperial"). Tax Masters, HTMAC and Imperial may be referred to individually as "Party" or collectively as "Parties".

W I T N E S S E T H   T H A T:

            WHEREAS, Tax Masters and Imperial are parties to that certain Sale and Servicing Agreement for RALs and RACs dated as of October 30, 2002 (the "Existing Agreement"), pursuant to which Imperial is to make refund anticipation loans and issue refund anticipation checks to customers of certain electronic tax return originators and tax preparers that contract with Tax Masters to facilitate such refund anticipation loans and refund anticipation checks;

            WHEREAS, the parties hereto desire to amend and restate the Existing Agreement in order to, among other things, add HTMAC as a party and modify certain other provisions of the Existing Agreement, all in accordance with the terms and conditions set forth in this Agreement;

            WHEREAS, Imperial desires to increase its revenues in a safe and sound manner by selling to HTMAC, and HTMAC desires to purchase from Imperial, on a daily basis, participation interests, as described more fully in this Agreement, in Imperial's right, title and interest in and to the account balances of certain refund anticipation loan accounts of various obligors;

            WHEREAS, Imperial desires to further increase its revenues in a safe and sound manner by selling to HTMAC, and HTMAC desires to purchase from Imperial, on a daily basis, all of Imperial's right, title and interest in and to tax refunds associated with certain refund anticipation checks, denied refund anticipation loan checks and excess checks issued to various customers;

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            WHEREAS, Imperial, HTMAC and Tax Masters also desire for Tax Masters to service refund anticipation loan accounts and the balances thereof and to service certain refund anticipation checks issued by Imperial;

            WHEREAS, Imperial has discussed its involvement in the refund anticipation loan and refund anticipation check programs with its primary federal and state banking regulators;

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

            Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            ACH: The Automated Clearing House System commonly used for electronic payment transactions.

            Affiliate: With respect to any Party, any person, corporation, limited liability company or other entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, such specified Party.

            Agreement: This Agreement and all amendments hereof and supplements hereto.

            Agreement Confidential Information: As defined in Section 12.03(a).

            Aggregate Cut-off Time Face Amount: The aggregate Face Amount of all RAL Notes relating to Loans in which HTMAC will purchase a Participation Interest as of any given Cut-off Time.

            Asset Records: All documents, books, records (paper and/or electronic) and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained by any of Imperial, Servicer or any ERO, with respect to RALs and RACs and the related Obligors and RAC customers, including without limitation, all Loan Files, RAC Files and Denied RAL Files.

            Business Day: Any day other than a Saturday, Sunday or other day on which banking institutions or trust companies in the State of New York generally, the City of New York, or Chicago, Illinois, or Los Angeles, California or the State of Nevada are authorized or obligated by law, executive order or governmental decree to be closed.

            Cashier's Check: A "cashier's check" as such term is defined in California Commercial Code § 3104(g) and the Nevada Revised Statute § 104.3104.

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            Closing Cycle: With respect to any day, the period beginning at 5:00:01 a.m. on the immediately preceding day and ending at 5:00 a.m. on such day.

            Compliance Program: The plans, policies, procedures, training materials, actions, budget and other initiatives adopted by Imperial that are designed to assist in complying with applicable laws, regulations and other legal requirements, all as more particularly set forth in Section 12.02 and Exhibit 12.02.

            Confidential Information: As defined in Section 12.03(a).

            Credit Criteria: The credit criteria required for RALs established by Imperial.

            Custodian: As defined in Section 3.02.

            Cut-off Time: The end of each Closing Cycle.

            Daily RAL Purchase Price: As defined in Section 2.03(a).

            Damages: Any damages, losses, liabilities, judgments, sanctions (including but not limited to administrative or regulatory sanctions), fines, penalties, assessments, taxes, costs (including but not limited to court costs and costs of settlement or other resolution), expenses (including but not limited to reasonable attorneys fees and witness fees and interest), and the costs of investigating, preparing, defending, acknowledging, satisfying or settling any Third Party Claim), including lost profits for third parties, but not including the lost profits of the Indemnified Party.

            Defense Counsel: As defined in Section 8.03(b).

            Delinquent Collection Agreements: As defined in Section 6.08.

            Denied RAL: A potential RAL with respect to which the Servicer, applying Imperial's Credit Criteria, denies a customer's RAL application.

            Denied RAL Check: A Cashier's Check issued to a customer or, if a direct deposit option is chosen, an ACH transfer initiated to a customer, to disburse funds received from the IRS in connection with a Denied RAL application.

            Denied RAL Check Payment Date: With respect to a Denied RAL Check, the date such Denied RAL Check is issued to a customer or, if the direct deposit option is chosen, the date the ACH transfer is initiated to the customer.

            Denied RAL Check Premium: $[ * ] for the first disbursement in connection with a Denied RAL Check issued to a customer with respect to each Denied RAL application.

            Denied RAL File: As defined in Section 5.02.

            Denied RAL Purchase Price: As defined in Section 2.03(c).

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            Denied RAL Assets: As defined in Section 2.02(c).

            Denied RAL Schedule: The schedule prepared by Servicer and delivered to pursuant to Section 2.03 hereof of Denied RAL Checks relating to tax refunds for which HTMAC has paid the purchase price pursuant to Sections 2.03(c) and 2.04(d), or will pay Imperial each day on magnetic tape or other form of magnetic or optical storage media, which sets forth for each Denied RAL Check the name, social security number, and address of the customer whose RAL application was denied.

            Electronic Ledger: The electronic master record maintained by Servicer on behalf of Imperial and HTMAC.

            ERO: Any Person or entity through whom RALs or RACs are made on behalf of Imperial or serviced, and any other Person or entity that prepares or arranges for the preparation of a tax return for a RAL or RAC customer, or that files, makes or transmits or assists or arranges for the filing, making or transmission of any such tax return, refund request or RAL or RAC or request, or that acts as a network or service bureau in connection with any of the foregoing, or that owns, distributes, licenses or otherwise has an interest in any software or other intellectual property used in connection with any of the foregoing or in any trademark, service mark or brand name under which RALs or RACs are promoted.

            Escrow Account: The escrow account established pursuant to the Escrow Agreement.

            Escrow Agreement: The Escrow Agreement, dated as of January 3, 2003, by and among HTMAC, Imperial, Household Finance Corporation and Bank One, National Association.

            Escrow Deposit: As defined in Section 2.04(a).

            Escrow Deposit Date: As defined in Section 2.04(a).

            Event of Default: As defined in Section 9.01.

            Excess Check: A Cashier's Check issued or, if a direct deposit option is chosen, an ACH transfer initiated, to (a) an Obligor for funds received in excess of the amount required to pay off a RAL, or (b) a customer for funds received in excess of the amount required to issue or initiate a RAC.

            Excess Check Payment Date: With respect to an Excess Check, the date such Excess Check is issued to the customer or, if the direct deposit option is chosen, the date the ACH transfer is initiated to the customer.

            Excess Check Purchase Price: As defined in Section 2.03(d).

            Excess Check Assets: As defined in Section 2.02(d).

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            Excess Check Schedule: The schedule prepared by Servicer pursuant to Section 5.05 herein of Excess Checks relating to tax refunds for which HTMAC has paid the purchase price pursuant to Section 2.03(d) and Section 2.04(d), or will pay Imperial each day on magnetic tape or other form of magnetic or optical storage media, which sets forth for each Excess Check the name, social security number, and address of the customer associated with such RAL application.

            Excluded RALs: Any Loan originated by Imperial through EROs set forth on Exhibit A to this Agreement located within the metropolitan area of Carson City, Nevada, or as otherwise agreed by the parties hereto.

            Expected Tax Refund: (i) For any RAL, an amount equal to the Face Amount of the related Obligor's RAL Note, and (ii) for any Purchased Asset, an amount equal to the related customer's assumed state or federal tax refund, provided that each Purchased Asset may be represented by one or more disbursements.

            Face Amount: For any RAL Note, the aggregate amount the related Obligor promises to pay under such RAL Note.

            Fees: All amounts charged to Obligors or RAC customers in connection with the License Program, which amounts are ultimately payable to Imperial, Tax Masters or any third party pursuant to the terms of this Agreement, the License Agreement, or the License Program.

            HTMAC: As defined in the opening paragraph of this Agreement.

            HTMAC's Assignee: Any assignees, purchasers or participants that purchases an interest in the Participation Interest and the Purchased Assets from HTMAC under the Purchase Agreement.

            Imperial Confidential Information: As defined in Section 12.03(a).

            Imperial Indemnified Parties: As defined in Section 8.02.

            Imperial License: As defined in Section 11.01(a).

            Imperial's Marks: The trademarks, service marks, trade names, corporate names, and logos as referenced in Section 11.01(b).

            Independent Counsel: As defined in Section 8.03(b).

            Initial Term: As defined in Section 10.01.

            IRS: The Internal Revenue Service.

            Joint Action: As defined in Section 8.03(f).

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            License Premium: The $[ * ] per RAL or RAC charge paid to Beneficial Franchise Company, Inc., as more fully described and governed by the Licensing Agreement between Beneficial Franchise Company, Inc. and Imperial, dated as of October 30, 2002.

            License Program: Patented methodologies and processes used in connection with banking products and services related to RALs and RACs, as more fully described and governed by the Licensing Agreement between Beneficial Franchise Company, Inc. and Imperial, dated as of October 30, 2002.

            Liquidity Facility: The Weekend Funding Liquidity Agreement, dated as of January 3, 2003, by and between HTMAC and the Liquidity Provider.

            Liquidity Provider: Household Finance Corporation, a Delaware corporation.

            Loan: The extension of credit by Imperial to a customer under the License Program in the form of a RAL.

            Loan File: The documents listed in Section 3.02 pertaining to a particular Loan and any additional documents required to be added to the Loan File pursuant to this Agreement.

            Loan Net Payment Amount: The funds advanced to an Obligor upon establishment of a Loan, after deduction of Fees and other charges for issuance of the Obligor's RAL.

            Loan Schedule: The schedule of Loans in which HTMAC has purchased or will purchase a Participation Interest for each day on magnetic tape or other form of magnetic or optical storage media, which sets forth as of the Cut-off Time for each Loan (i) the Aggregate Cut-off Time Face Amount of all such Loans, and (ii) the name, social security number, and address of each Obligor.

            Notice of Claim: As defined in Section 8.03(a).

            Obligor: With respect to any RAL, the Person or Persons directly or indirectly obligated to make payments with respect to such RAL, including any guarantor thereof.

            Participation Interest: As defined in Section 2.02(a).

            Parties: The parties to this Agreement.

            Peak Saturday: Any Saturday falling on a weekend during which the sum of the Saturday Purchase Price and the Sunday Purchase Price is expected to exceed, in the reasonable opinion of Imperial, $[ * ], or such other amount as is agreed to by the parties hereto.

            Peak Sunday: The Sunday following each Peak Saturday.

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            Person: Any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

            Program Documents: As defined in Section 6.01(a).

            Program Procedures: As defined in Section 6.01(a).

            Purchase Agreement: That certain Revolving Purchase Agreement, dated January 3, 2003, by and among HTMAC, as seller, Tax Masters, as servicer, and the purchaser party thereto.

            Purchase Certificate: As defined in Section 2.03(e).

            Purchase Estimate: As defined in Section 2.04(a).

            Purchased Assets: As defined in Section 2.02(d).

            RAC: The RAC Agreement and the related RAC Check issued and delivered to such taxpayer pursuant to the Refund Anticipation Check Service.

            RAC Agreement: The agreement between a taxpayer and Imperial pursuant to which Imperial issues a RAC Check to such taxpayer.

            RAC Asset: As defined in Section 2.02(b).

            RAC Check: A refund anticipation check that is a Cashier's Check, express refund check that is a Cashier's Check, or refund processing transfer issued to a customer or, if a direct deposit option is chosen, an ACH transfer initiated to a customer, after the IRS and/or state taxing authority has notified Imperial of the amount of a wire transfer to be received by Imperial from the IRS and/or state taxing authority in connection with such customer's tax return.

            RAC File: As defined in Section 4.02.

            RAC Individual Tax Refund Receiving Sub-Account. As defined in Section 4.04(a).

            RAC Payment Date: With respect to a RAC, the date the RAC Check is issued to the customer or, if the direct deposit option is chosen, the date the ACH transfer is initiated to the customer.

            RAC Premium: $[ * ] for the first disbursement in connection with a RAC issued or initiated pursuant to each application from a customer or customers based on a refund from the IRS.

            RAC Purchase Price: As defined in Section 2.03(c).

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            RAC Schedule: The schedule prepared by Servicer pursuant to Section 4.03 herein of RACs for which HTMAC has paid or will pay Imperial each day on magnetic tape or other form of magnetic or optical storage media, which sets forth as of the RAC Payment Date for each RAC (i) the total paid by Imperial for RACs presented on that date, and (ii) the name, social security number, and address of the customer.

            RAL: A refund loan product, including but not limited to a classic, standard, instant, advance, holiday, express or electronic refund anticipation loan.

            RAL Account: A refund anticipation loan account related to a RAL, including, but not limited to, a classic, standard, instant, and advance refund anticipation loan account, holiday loan account, express refund loan account, and electronic refund advance account originated by Imperial.

            RAL Check: A Cashier's Check issued by Imperial to an Obligor equal to the Loan Net Payment Amount for such Obligor's RAL Account.

            RAL Fee: For each RAL, an amount equal to the prepaid finance charge amount relating to such RAL.

            RAL Individual Tax Refund Receiving Sub-Account: As defined in Section 3.04(a).

            RAL Note: The promise to repay the related RAL, evidenced by one or more of the related Loan Agreement and Disclosure Statement, Application for a Refund Anticipation Loan, Terms of Application, and the terms, disclosures and conditions that accompany the RAL Check obtained as part of the RAL application process whether in physical or electronic form.

            RAL Premium: $[ * ] for the first disbursement in connection with a Loan with respect to each RAL Account.

            Receipts: With respect to any RAL or RAC other than an Excluded RAL, all tax refunds, cash collections and other cash proceeds paid or payable by the IRS, any State taxing authority, or any Obligor or RAC customer in connection with such RAL or RAC, as the case may be.

            Receipts Accounts: Account number [ * ] (the "Imperial RAL Master Tax Refund Receiving Account") and account number [ * ] (the "Imperial RAC Master Tax Refund Receiving Account") maintained at the Receipts Account Bank, established by Imperial pursuant to this Agreement, for the benefit of Obligors, RAC Customers, ICB, HTMAC and HTMAC's Assignee, for the purpose of receiving Receipts pursuant to the terms hereof.

            Receipts Account Bank: HSBC Bank USA, in its capacity as the bank at which the Receipts Accounts are maintained under the Receipts Account Agreement.

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            Receipts Account Agreement: The Receipts Account Agreement dated as of January 3, 2003 among Imperial, HTMAC, Servicer, HTMAC's Assignee and the Receipts Account Bank.

            Refund Account Fee: An amount equal to the amount payable by a RAL, RAC or Denied RAL customer to Imperial in connection with opening and closing a deposit account into which such customer's tax refund will be deposited and disbursements will occur pursuant to the terms of the RAL program and the related RAL, RAC or Denied RAL documents.

            Refund Anticipation Check Service: A service pursuant to which a check in the amount of a taxpayer's federal income tax or state tax refund (less the sum of (i) fees charged for the making of the check, (ii) tax preparation and electronic filing fees and (iii) other properly withheld amounts) is delivered to a taxpayer on account of a direct deposit refund (other than in connection with a RAL made in advance of receipt of the related refund). "Refund Anticipation Check Service" includes the delivery of (x) a RAC Check to a taxpayer, (y) a Denied RAL Check to a taxpayer in connection with such taxpayer's denied RAL application, and (z) an Excess Check to a taxpayer in connection with any amounts received from the IRS in excess of the amount required to repay an outstanding RAL.

            Related Security: With respect to all RALs and RACs, (i) all of Imperial's rights under the License Agreement and the License Program, including without limitation all rights of Imperial relating to the underlying RALs and RACs, and (ii) any security interest in a federal or state tax refund granted by an Obligor or RAC customer, respectively, in favor of Imperial under any agreement.

            Renewal Term: As defined in Section 10.01.

            Saturday Denied RAL Purchase Price: As defined in Section 2.04(d).

            Saturday Excess Check Purchase Price: As defined in Section 2.04(e).

            Saturday Purchase Price: With respect to any Peak Saturday, the sum of (i) the Saturday RAL Purchase Price, (ii) the Saturday RAC Purchase Price, (iii) the Saturday Denied RAL Purchase Price and (iv) the Saturday Excess Check Purchase Price, in each case, for such Peak Saturday.

            Saturday RAC Purchase Price: As defined in Section 2.04(c).

            Saturday RAL Purchase Price: As defined in Section 2.04(b).

            Servicer: Tax Masters, when acting in its capacity as servicer of the RALs and RACs according to the Credit Criteria, the License Program and the other terms set forth in this Agreement.

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            Servicing Fee: The fee payable by Imperial to Servicer in consideration of Servicer accepting the appointment as servicer and performing the duties of servicer set forth in this Agreement, which shall be equal to (i) with respect to each RAL (other than Excluded RALs), [ * ]% of the related Refund Account Fee, and (ii) with respect to each Denied RAL and RAC, 100% of the related Refund Account Fee.

            Sunday Denied RAL Purchase Price: As defined in Section 2.04(d).

            Sunday Excess Check Purchase Price: As defined in Section 2.04(e).

            Sunday Purchase Price: With respect to any Peak Sunday, the sum of (i) the Sunday RAL Purchase Price, (ii) the Sunday RAC Purchase Price, (iii) the Sunday Denied RAL Purchase Price and (iv) the Sunday Excess Check Purchase Price, in each case, for such Peak Sunday.

            Sunday RAC Purchase Price: As defined in Section 2.04(c).

            Sunday RAL Purchase Price: As defined in Section 2.04(b).

            Tax Masters Confidential Information: As defined in Section 12.03(a).

            Tax Masters Indemnified Parties: As defined in Section 8.01.

            Tax Masters Indemnifying Parties: As defined in Section 8.02.

            Tax Masters License: As defined in Section 11.02(a).

            Tax Masters's Marks: The trademarks, service marks, trade names, corporate names, and logos listed on Exhibit 11.02(b).

            Tax Season: January 1 through June 30 of a year in which individuals typically pay income taxes for income earned in the previous year.

            Third Party Claims: Any threatened or actual claim, suit, action, demand, charge, complaint, hearing, investigation, order, decree, judgment, ruling or proceeding, regardless of forum (whether federal, state, local or other political subdivision; whether executive, legislative, judicial, regulatory or administrative; whether in any court, tribunal, arbitration proceeding or otherwise; or if by any self-regulatory organization acting under the color of authority granted by law (including common law)), and regardless of nature (whether tortious or in contract; or pursuant to any law (including common law), statute, code, rule, regulation, or ordinance), any of such claims being made by a non-signatory to this Agreement.

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ARTICLE II

ORIGINATION OF RALS AND RACS;
PURCHASE AND SALE OF PARTICIPATION INTEREST AND PURCHASED ASSETS

            Section 2.01. Origination of RALs and RACs. (a)   Tax Masters facilitates RALs and RACs pursuant to various agreements with EROs and tax preparers. Tax Masters and HTMAC hereby designate Imperial as the exclusive RAL originator and RAC issuer for all RALs and RACs facilitated by Tax Masters, and Imperial agrees to be the originator of all such RALs and the issuer of all such RACs in accordance with the terms of this Agreement.

            (b)   To facilitate Imperial's origination of RALs and issuance of RACs on each Peak Saturday, (i) HTMAC will enter into the Liquidity Facility and (ii) Imperial and HTMAC will enter into the Escrow Agreement.

            Section 2.02 Purchase and Sale of Participation Interests and Purchased Assets. On the terms and subject to the conditions set forth in this Agreement, HTMAC does hereby agree to purchase from Imperial without recourse and Imperial does hereby agree to sell, assign, set over and otherwise convey to HTMAC:

            (a)    at each Cut-off Time, an undivided [ * ]% participation interest in all RALs originated by Imperial other than Excluded RALs (the "Participation Interest");

            (b)    at each RAC Payment Date, all right, title and interest of Imperial in and to all RACs established on such date, including without limitation, all customer tax refunds relating to such RACs, which RACs shall be set forth on a RAC Schedule ("RAC Assets");

            (c)    at each Denied RAL Check Payment Date, all right, title and interest of Imperial in and to all Denied RALs for which a Denied RAL Check has been issued on such date, including without limitation, all tax refunds relating to such Denied RAL, which Denied RALs shall be set forth on a Denied RAL Schedule ("Denied RAL Assets");

            (d)    at each Excess Check Payment Date, all right, title and interest of Imperial in and to all Excess Checks, including without limitation, all tax refunds relating to such Excess Check, which Excess Check amount shall be set forth on an Excess Check Schedule ("Excess Check Assets," and together with the RAC Assets and the Denied RAL Assets, the "Purchased Assets"); and

            (e)   all right, title and interest of Imperial in and to the Receipts Accounts (other than Imperial's right to receive payment from the Receipts Account pursuant to the terms of the Receipts Account Agreement).

            The Parties agree that each sale described in clauses (a) through (e) above shall include the transfer and assignment from Imperial to HTMAC of the Participation Interest and all right, title and interest of Imperial in and to the Purchased Assets and all related Receipts and Asset Records, and all proceeds of the foregoing. The Parties also intend that

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HTMAC's purchase of its Participation Interest in any Loan, and the transfer of all risks and benefits associated with such Participation Interest in such Loan, shall occur on the applicable Cut-off Time upon payment of the purchase price pursuant to the terms set forth in Section 2.04 herein. Similarly, the Parties intend that HTMAC's purchase of the Purchased Assets, and the transfer of all risks and benefits associated with such Purchased Assets, shall occur on the applicable RAC Payment Date, Denied RAL Check Payment Date or Excess Check Payment Date, as the case may be. Legal title to the Loans shall be held by Imperial for the ratable benefit of Imperial, HTMAC and HTMAC's Assignee (to the extent of each such Person's percentage ownership or participation interest in the Loans) without preference or priority. Imperial hereby appoints the Servicer to enforce the Loans against the Obligors on behalf of Imperial, HTMAC and HTMAC's Assignee; provided, however, that HTMAC's Assignee shall have the right to direct and control the enforcement of the Loans, subject to Imperial's consent, which shall not be unreasonably withheld. Following the termination of Servicer pursuant to Section 9.01 below, Imperial shall use all reasonable efforts to enforce the Loans and shall cooperate with HTMAC's Assignee in all respects in connection with the enforcement of the loans and the disbursement of Receipts as provided in this Agreement and the Receipts Account Agreement; provided, however, that HTMAC's Assignee shall have the right to direct and control the enforcement of the Loans, subject to Imperial's consent, which shall not be unreasonably withheld Prior to the termination of Servicer, Servicer shall pay all taxes, expenses and costs necessary to enforce the Loans. Following termination of Servicer, Imperial, HTMAC and HTMAC's Assignee will pay all such taxes, expenses and costs ratably (to the extent of each such Person's percentage ownership or participation interest in the Loans).

            Section 2.03. Purchase Price.

            (a)   Participation Interest Purchase Price. The purchase price for HTMAC's Participation Interest in each Loan subject to the Participation Interest as of each Cut-off Time shall be equal to the sum of (i) [ * ]% of the Face Amount of the related RAL Note minus (ii) [ * ]% of the related RAL Fee minus (iii) the related Servicing Fee (the sum of such amount for all Loans subject to the Participation Interest as of each Cut-off Time, the "Daily RAL Purchase Price"). The Parties agree that Imperial shall have discharged its obligation to pay Servicer the related Servicing Fee by deducting the amount of the Servicing Fee from the Face Amount of the related RAL Note in determining the Daily RAL Purchase Price. An example of the calculation the Daily RAL Purchase Price is attached hereto as Exhibit 2.03(a), which is included as an illustration only and shall not be binding on the parties hereto.

            (b)   RAC Purchase Price. The purchase price for each RAC Asset as of any RAC Payment Date shall be equal to the Expected Tax Refund of the related RAC customer minus the related Servicing Fee (the sum of such amount for all RAC Assets purchased on such RAC Payment Date, the "RAC Purchase Price"). The Parties agree that Imperial shall have discharged its obligation to pay Servicer the related Servicing Fee by deducting the amount of the Servicing Fee from the Expected Tax Refund in determining the RAC Purchase Price.

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            (c)   Denied RAL Purchase Price. The purchase price for each Denied RAL Asset as of any Denied RAL Check Payment Date shall be equal to the Expected Tax Refund of the related Denied RAL customer minus the related Servicing Fee (the sum of such amount for all Denied RAL Assets purchased on such Denied RAL Payment Date, the "Denied RAL Purchase Price"). The Parties agree that Imperial shall have discharged its obligation to pay Servicer the related Servicing Fee by deducting the amount of the Servicing Fee from the Expected Tax Refund in determining the Denied RAL Purchase Price.

            (d)   Excess Check Purchase Price. The purchase price for each Excess Check Asset as of any Excess Check Payment Date shall be equal to the amount of such Excess Check issued to a customer (the "Excess Check Purchase Price").

            (e)   Purchase Certificate. On or about 9:00 a.m. (New York City time) on each Business Day, the Servicer shall (i) deliver to HTMAC, HTMAC's Assignee and Imperial a certificate (each, a "Purchase Certificate") setting forth the amount of the Daily RAL Purchase Price, RAC Purchase Price, Denied RAL Purchase Price and Excess Check Purchase Price for the Closing Cycle ending on such day, (ii) deliver to HTMAC, HTMAC's Assignee and Imperial (A) the Daily RAL Purchase Price calculation, (B) the RAC Schedule and the calculation of the RAC Purchase Price, (C) the Denied RAL Schedule and the calculation of the Denied RAL Purchase Price and (D) the Excess Check Schedule and the calculation of the Excess Check Purchase Price, in each case with respect to such Closing Cycle, together with information supporting such calculation, either by electronic mail, facsimile or other same day delivery mutually agreed to by the Parties.

            Section 2.04 Payment of Purchase Prices.

            (a)   Estimated Purchase Price; Escrow Deposit. (i) On or about 5:00 p.m. (New York City time) on the Wednesday immediately preceding each Peak Saturday, Servicer shall provide to Imperial Servicer's good faith estimate of the approximate aggregate amount of (i) the Daily RAL Purchase Price, (ii) the RAC Purchase Price (iii) the Denied RAL Purchase Price (iv) the Excess Check Purchase Price , respectively, in each case to be paid to Imperial on such Peak Saturday and the related Peak Sunday (the "Purchase Estimate").

            (ii)   On or before 3:00 p.m. (New York City time) on the Friday immediately preceding each Peak Saturday for which a Purchase Estimate is made (the "Escrow Deposit Date"), HTMAC shall cause the Liquidity Provider to deposit into the Escrow Account pursuant to the terms of the Liquidity Facility funds (the "Escrow Deposit") in an amount equal to the lesser of (A) the related Purchase Estimate, or such other amount as may be agreed between Imperial and HTMAC, and (B) $[ * ].

            (b)   Daily RAL Purchase Price. On or about 1:00 p.m. (New York City time) on each Business Day, HTMAC shall pay or shall cause HTMAC's Assignee to pay to Imperial the Daily RAL Purchase Price with respect to the Closing Cycle ending on such day, by wire transfer of immediately available funds to an account previously designated by Imperial in writing. As to any Peak Saturday and the related Peak Sunday, Servicer will deliver to Imperial and the Escrow Agent in accordance with the Escrow Agreement or, if requested

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earlier by Imperial, promptly after such request, a Purchase Certificate setting forth the Daily RAL Purchase Price relating to the Closing Cycle ending on such day (the "Saturday RAL Purchase Price" and the "Sunday RAL Purchase Price," respectively). Pursuant to the terms of the Escrow Agreement, HTMAC shall discharge its obligation to pay the Saturday RAL Purchase Price and the Sunday RAL Purchase Price, if any, to Imperial by granting to Imperial complete, good and marketable title, free and clear of all liens, claims, security interests and other encumbrances, to a portion of the Escrow Deposit equal to the Saturday RAL Purchase Price and the Sunday RAL Purchase Price, as appropriate.

            (c)   RAC Purchase Price. On or about 1:00 p.m. (New York City time) on each Business Day, HTMAC shall pay or shall cause HTMAC's Assignee to pay to Imperial the RAC Purchase Price with respect to the Closing Cycle ending on such day, by wire transfer of immediately available funds to an account previously designated by Imperial in writing. As to any Peak Saturday and the related Peak Sunday, Servicer will deliver to Imperial and the Escrow Agent in accordance with the Escrow Agreement or, if requested earlier by Imperial, promptly after such request, the RAC Schedule and a Purchase Certificate setting forth the RAC Purchase Price relating to the Closing Cycle ending on such day (the "Saturday RAC Purchase Price" and the "Sunday RAC Purchase Price," respectively). Pursuant to the terms of the Escrow Agreement, HTMAC shall discharge its obligation to pay the Saturday RAC Purchase Price and the Sunday RAC Purchase Price, if any, to Imperial by granting to Imperial complete, good and marketable title, free and clear of all liens, claims, security interests and other encumbrances, to a portion of the Escrow Deposit equal to the Saturday RAC Purchase Price and the Sunday RAC Purchase, as appropriate.

            (d)   Denied RAL Purchase Price. On or about 1:00 p.m. (New York City time) on each Business Day, HTMAC shall pay or shall cause HTMAC's Assignee to pay to Imperial the Denied RAL Purchase Price with respect to the Closing Cycle ending on such day, by wire transfer of immediately available funds to an account previously designated by Imperial in writing. As to any Peak Saturday and the related Peak Sunday, Servicer will deliver to Imperial and the Escrow Agent in accordance with the Escrow Agreement or, if requested by Imperial, promptly after such request, the Denied RAL Schedule and a Purchase Certificate setting forth the Denied RAL Purchase Price relating to the Closing Cycle ending on such day (the "Saturday Denied RAL Purchase Price" and the "Sunday Denied RAL Purchase Price," respectively). Pursuant to the terms of the Escrow Agreement, HTMAC shall discharge its obligation to pay the Saturday Denied RAL Purchase Price and the Sunday Denied RAL Purchase Price, if any, to Imperial by granting to Imperial complete, good and marketable title, free and clear of all liens, claims, security interests and other encumbrances, to a portion of the Escrow Deposit equal to the Saturday Denied RAL Purchase Price and the Sunday Denied RAL Purchase Price, as appropriate.

            (e)   Excess Check Purchase Price. On or about 1:00 p.m. (New York City time) on each Business Day, HTMAC shall pay or shall cause HTMAC's Assignee to pay to Imperial the Excess Check Purchase Price with respect to the Closing Cycle ending on such day, by wire transfer of immediately available funds to an account previously designated by Imperial in writing. As to any Peak Saturday and the related Peak Sunday, Servicer

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will deliver to Imperial and the Escrow Agent in accordance with the Escrow Agreement or, if requested earlier by Imperial, promptly after such request, the Excess Check Schedule and a Purchase Certificate setting forth the Excess Check Purchase Price relating to the Closing Cycle ending on such day (the "Saturday Excess Check Purchase Price" and the "Sunday Excess Check Purchase Price," respectively). Pursuant to the terms of the Escrow Agreement, HTMAC shall discharge its obligation to pay the Saturday Excess Check Purchase Price and the Sunday Excess Check Purchase Price, if any, to Imperial by granting to Imperial complete, good and marketable title, free and clear of all liens, claims, security interests and other encumbrances, to a portion of the Escrow Deposit equal to the Saturday Excess Check Purchase Price and the Sunday Excess Check Purchase Price, if any.

            (f)   Return of Purchase Price. If a RAL Check, RAC Check, Denied RAL Check, or Excess Check is not presented to Imperial by a mutually agreed upon time, the Parties agree that a sale of such item shall be deemed not to have occurred, and Imperial shall promptly return the purchase price to HTMAC or HTMAC's Assignee, as applicable, for such unpresented item.

            Section 2.05 Premiums and Licensing Fees.

            (a)   RALs. On or about 3:00 p.m. (New York City time) on each Business Day, the Servicer shall pay to Imperial, by wire transfer of immediately available funds to an account previously designated by Imperial in writing, an amount equal to the aggregate RAL Premium for all Loans subject to the Participation Interest made during the Closing Cycle ending on such day, less the aggregate License Premium for all such Loans; provided, that the Servicer shall pay the aggregate RAL Premium for all such Loans made during Closing Cycles on days other than Business Days on the immediately following Business Day; provided further, that the Servicer shall be obligated to transfer directly to Beneficial Franchise Company, Inc., on behalf of Imperial, all License Premium amounts due from Imperial that are deducted pursuant to this Section 2.05(a).

            (b)  RACs. On or about 3:00 p.m. (New York City time) on the first Business Day after each RAC Payment Date, the Servicer shall pay to Imperial, by wire transfer of immediately available funds to an account previously designated by Imperial in writing, an amount equal to the aggregate RAC Premium for all RAC Assets purchased as of such RAC Payment Date, less the License Premium associated with such RAC Assets; provided, that the Servicer shall be obligated to transfer directly to Beneficial Franchise Company, Inc., on behalf of Imperial, all License Premium amounts due from Imperial than are deducted pursuant to this Section 2.05(b).

            (c)   Denied RALs. On or about 3:00 p.m. (New York City time) on the first Business Day after each Denied RAL Check Payment Date, the Servicer shall pay to Imperial, by wire transfer of immediately available funds to an account previously designated by Imperial in writing, an amount equal to the aggregate Denied RAL Check Premium for all Denied RAL Assets purchase as of such Denied RAL Check Payment Date.

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            Each Party acknowledges and agrees that the payments set forth in this Section 2.05 are not part of the purchase price for the Participation Interest and Purchased Assets, but rather are fees for services rendered, in the case of the RAL Premium, RAC Premium and Denied RAL Check Premium, or for licenses granted, in the case of the License Premiums.

ARTICLE III

PAYMENT OF RAL FEES; POSSESSION OF LOAN FILES;
ESTABLISHMENT OF RAL TAX REFUND ACCOUNTS

            Section 3.01. Payment of RAL Fees. Imperial shall pay to Tax Masters and all third parties in a timely manner that portion of such Fees charged to customers in connection with RALs to which Tax Masters and such third parties are entitled pursuant to the terms of this Agreement, the License Program and any other related agreements.

            Section 3.02. Possession of Loan Files. In connection with Imperial's appointment of Servicer to service the RALs as described in Section 6.02 herein, Servicer or EROs on behalf of Servicer (such Person, the "Custodian"), shall hold each RAL Note executed by an Obligor and any other related documentation with respect to the servicing of each Loan, including but not limited to, any application, terms of application, loan agreement and disclosure statement or canceled check (together, the "Loan File"), and shall flag its electronic records of each Loan to indicate that such Loan has been transferred hereunder. Imperial acknowledges that each Custodian maintaining possession of any Loan File will be holding such Loan File as agent and bailee for HTMAC or HTMAC's Assignee to the extent of the Participation Interest. At all times during the Initial Term and any Renewal Term, Imperial shall have full, free and immediate access to all Loan Files and related documentation and information in whatever media it may be maintained (a) upon reasonable advance notice to Servicer, if Servicer is serving as Custodian, and (b) upon notice to the applicable third party, as permitted by contract with that third party, and in conjunction with Servicer's Compliance Officer, if that third party is serving as Custodian. Imperial acknowledges that HTMAC's Assignee will also have access rights to all Loan Files, and that if an event of default or servicer default occurs under the Purchase Agreement, HTMAC's Assignee will have the right, with the prior consent of Imperial, which shall not be unreasonably withheld, to replace the Servicer with another Person, and to appoint a new Custodian to hold all Loan Files.

            Section 3.03. Delivery of Loan Schedules. Servicer shall prepare the Loan Schedules and use its best efforts to deliver a copy of such at the end of each Business Day to Imperial and HTMAC, but in no event later than the end of the immediately following Business Day.

            Section 3.04. Establishment of the Imperial RAL Master Tax Refund Receiving Account and Sub-Accounts; Designation of Servicer to Administer Such Accounts.

            (a)   Prior to the first purchase and sale of Participation Interests or Purchased Assets, Imperial shall establish for the benefit of Obligors and other customers, HTMAC and HTMAC's Assignee, the Imperial RAL Master Tax Refund Receiving Account at the

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Receipts Account Bank, into which the IRS will wire all payments by the IRS relating to Obligors, based on wire instructions provided by such Obligors. Imperial shall also establish individual RAL tax refund sub-accounts within the Receipts Account (each an "Imperial RAL Individual Tax Refund Receiving Sub-Account") for such Obligors. It is contemplated that each wire from the IRS to the Imperial RAL Master Tax Refund Receiving Account will be accompanied by documentation or information indicating the portion of such wire allocable to each Imperial Individual Tax Refund Receiving Sub-Account. Tax Masters shall be obligated to pay all fees charged by the Receipts Account Bank with respect to the Imperial RAL Master Tax Refund Account.

            (b)   Imperial hereby designates Servicer as its agent to administer the Imperial RAL Master Tax Refund Receiving Account and the associated Imperial Individual Tax Refund Receiving Sub-Accounts; provided, that such administration shall be consistent with the terms of this Agreement and applicable law; and provided, further, that instructions to the Receipts Account Bank shall only come from the party authorized to give such instructions pursuant to the Receipts Account Agreement. Servicer shall arrange for the Receipts Account Bank to receive all information necessary or appropriate for the proper administration of the Imperial RAL Master Tax Refund Receiving Account and the associated Imperial Individual Tax Refund Receiving Sub-Accounts.

            Section 3.05. Disbursements from the Imperial RAL Master Tax Refund Receiving Account. Consistent with the provisions of the Receipts Account Agreement, and as consideration to HTMAC as purchaser of the Participation Interest and the Purchased Assets:

            (a)   When funds are received from the IRS relating to an Excluded RAL, the Servicer shall cause the Receipts Account Bank to disburse the actual amount received relating to such Excluded RAL to Imperial in accordance with the terms of the Receipts Account Agreement.

            (b)   When funds are received from the IRS relating to a Loan that is not an Excluded RAL, the Servicer shall cause the Receipts Account Bank to disburse an amount equal to [ * ]% of the Face Amount of the related RAL Note to Imperial, and an aggregate amount equal to [ * ]% of the Face Amount of the related RAL Note in accordance with the terms of the Receipts Account Agreement.

            (c)    When funds are received from the IRS relating to a Denied RAL, the Servicer shall cause the Receipts Account Bank to disburse an amount equal to 100% of the amount relating thereto in accordance with the terms of the Receipts Account Agreement.

            (d)   When funds are received from the IRS relating to a Loan (other an Excluded RAL) that entitled an Obligor to an Excess Check, the Servicer shall cause the Receipts Account Bank to disburse an amount equal to 100% of that Excess Check in accordance with the terms of the Receipts Account Agreement.

            (e)   The Servicer shall cause the Receipts Account Bank to disburse any remaining balance in the Receipts Accounts (including any interest or other income earned thereon),

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after all disbursements pursuant to Sections 3.05(a) through (d) above, in accordance with the terms of the Receipts Account Agreement.

            Section 3.06. Sales Intended; Security Interest. Imperial and HTMAC hereby confirm and agree that each sale of the Participation Interest and Purchased Assets effected pursuant to Section 2.02 is intended to be a purchase and sale and not a loan, and that the ownership interest in and title to the Participation Interest and Purchased Assets shall not be part of the receivership estate in the event of the appointment of a receiver for Imperial. Each of Imperial and HTMAC hereby further agrees to treat each transfer and assignment of the Participation Interest and Purchased Assets pursuant to Section 2.02 as a sale by Imperial to HTMAC on all relevant books, records, tax returns, financial statements and other applicable documents. Imperial will not report as income for financial accounting purposes any interest that accrues on the property underlying the Participation Interests and the Purchased Assets subsequent to the sale of the Participation Interests and the Purchased Assets. If a third party, including a potential purchaser of assets underlying the Participation Interests and the Purchased Assets, should inquire, Imperial will promptly indicate that Imperial has sold a [ * ]% participation in the Loans and sold the Purchased Assets, and will claim no ownership interest in the Participation Interests or the Purchased Assets. Without prejudice to the other provisions of this Agreement, as a precaution against the possibility that the sales hereunder are construed by any court or regulatory authority to be loans rather than purchases and sales, Imperial hereby grants to HTMAC a security interest (and acknowledges that HTMAC will assign such security interest to HTMAC's Assignee) in all of Imperial's right, title and interest in and to (i) all RALs to the extent of the Participation Interest and all Purchased Assets, and all amounts due or to become due thereunder or with respect thereto, (ii) all Receipts relating thereto, (iii) the Receipts Accounts and any related security entitlements, (iv) the related Asset Records, (v) all Related Security, and (vi) any and all proceeds of any of the foregoing to secure Imperial's obligations under this Agreement if the sales hereunder are so construed to be loans. Imperial hereby authorizes HTMAC or HTMAC's Assignee to file any and all financing statements, and Imperial agrees to enter into any further agreements, including without limitation, the Receipts Account Agreement, as may be deemed necessary or appropriate by HTMAC or HTMAC's Assignee to perfect the security interest granted hereunder.

ARTICLE IV

PAYMENT OF RAC FEES;
POSSESSION OF RAC FILES; ESTABLISHMENT OF RAC
TAX REFUND ACCOUNTS

            Section 4.01. Payment of RAC Fees. Imperial shall pay to Tax Masters and third parties in a timely manner that portion of such Fees charged to customers in connection with RACs to which Tax Masters and such third parties are entitled pursuant to the terms of this Agreement, the License Program and any other related agreements.

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            Section 4.02. Possession of RAC Files. In connection with Imperial's appointment of Servicer to service the RACs as described in Section 6.03 herein, Servicer or a Custodian on behalf of Servicer shall hold the related documentation with respect to each RAC made hereunder, including but not limited to, any application, terms of application, disclosure statement or cancelled check (together, the "RAC File"). Imperial acknowledges that each Custodian maintaining possession of any RAC File will be holding such RAC File as agent and bailee for HTMAC or HTMAC's Assignee. At all times during the Initial Term and any Renewal Term, Imperial shall have full, free and immediate access to all RAC Files and related documentation and information in whatever media it may be maintained (a) upon notice to Servicer, if Servicer is serving as Custodian, and (b) upon notice to the applicable third party, as permitted by contract with that third party, and in conjunction with Servicer's Compliance Officer, if that third party is serving as Custodian. Imperial acknowledges that HTMAC's Assignee will also have access rights to all RAC Files, and that if an event of default or servicer default occurs under the Purchase Agreement, HTMAC's Assignee will have the right, with the consent of Imperial, which shall not be unreasonably withheld, to replace the Servicer with another Person, and to appoint a new Custodian to hold all RAC Files.

            Section 4.03. [RESERVED].

            Section 4.04. Establishment of Imperial RAC Master Tax Refund Receiving Account and Sub-Accounts; Designation of Servicer to Administer Such Accounts.

            (a)   Prior to the first purchase and sale of the Participation Interests or Purchased Assets, Imperial shall establish for the benefit of customers, HTMAC and HTMAC's Assignee, the Imperial RAC Master Refund Receiving Account at the Receipts Account Bank, into which the IRS or state taxing authority will wire all payments relating to customers who have requested RACs or to whom Excess Checks have been issued, based on wire instructions provided by such customer. Imperial shall also establish individual tax refund sub-accounts within the Imperial RAC Master Refund Tax Receiving Account (each a "Imperial RAC Individual Tax Refund Receiving Sub-Account") for such customers. It is contemplated that each wire from the IRS or state taxing authority to the Imperial RAC Master Tax Refund Receiving Account will be accompanied by documentation or information, at a minimum including the customer's social security number, indicating the portion of such wire allocable to each Imperial RAC Individual Tax Refund Receiving Sub-Account. Tax Masters shall be obligated to pay all fees charged by the Receipts Account Bank with respect to the Imperial RAC Master Tax Refund Receiving Account.

            (b)   Imperial hereby designates Servicer as its agent to administer the RAC Master Account and the associated Imperial RAC Individual Tax Refund Receiving Sub-Accounts; provided, that such administration shall be consistent with the terms of this Agreement and applicable law; and provided, further, that instructions to the Receipts Account Bank shall only come from the party authorized to give such instructions pursuant to the Receipts Account Agreement. Servicer shall arrange for the Receipts Account Bank to receive all information necessary or appropriate for the proper administration of the Imperial RAC

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Master Tax Refund Receiving Account and the associated Imperial RAC Individual Tax Refund Receiving Sub-Accounts.

            Section 4.05. Disbursements from Imperial RAC Master Tax Refund Receiving Account. Consistent with the provisions of the Receipts Account Agreement, and as consideration to HTMAC as purchaser of the Participation Interest and the Purchased Assets:

            (a)   When funds are received from the IRS or state taxing authority relating to a RAC, the Servicer shall cause the Receipts Account Bank to disburse an amount equal to 100% of the amount relating thereto (including any interest or other earnings thereon) in accordance with the terms of the Receipts Account Agreement.

            (b)   When funds are received from the IRS or state taxing authority relating to a RAC that entitled a customer to an Excess Check, the Servicer shall cause the Receipts Account Bank to disburse an amount equal to 100% of that Excess Check in accordance with the terms of the Receipts Account Agreement.

ARTICLE V

PAYMENT OF DENIED RAL FEES; POSSESSION OF DENIED RALS FILES AND
EXCESS CHECK FILES

            Section 5.01. Payment of Denied RAL Fees. Imperial shall pay to Tax Masters and all third parties in a timely manner that portion of such Fees charged to customers in connection with Denied RALs to which Tax Masters and such third parties are entitled pursuant to the terms of this Agreement, the License Program and any other related agreements.

            Section 5.02. Possession of Denied RAL Files. In connection with Imperial's appointment of Servicer to service the Denied RALs as described in Section 6.04 herein, Servicer or a Custodian on behalf of Servicer shall hold the related documentation with respect to each Denied RAL, including but not limited to, any application, terms of application, disclosure statement or cancelled check (together, the "Denied RAL File"). Imperial acknowledges that each Custodian maintaining possession of any Denied RAL File will be holding such Denied RAL File as agent and bailee for HTMAC or HTMAC's Assignee. At all times during the Initial Term and any Renewal Term, Imperial shall have full, free and immediate access to all Denied RAL Files and related documentation and information in whatever media it may be maintained (a) upon notice to Servicer, if Servicer is serving as Custodian, and (b) upon notice to the applicable third party, as permitted by contract with that third party, and in conjunction with Servicer's Compliance Officer, if that third party is serving as Custodian. Imperial acknowledges that HTMAC's Assignee will also have access rights to all Denied RAL Files, and that if an event of default or servicer default occurs under the Purchase Agreement, HTMAC's Assignee will have the right, with

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the prior consent of Imperial, which shall not be unreasonably withheld, to replace the Servicer with another Person, and to appoint a new Custodian to hold all Denied RAL Files.

            Section 5.03. [RESERVED].

            Section 5.04. Possession of Excess Check Files. Servicer or a Custodian on Servicer's behalf shall hold the related documentation with respect to each Excess Check. Imperial acknowledges that each Custodian maintaining possession of any Excess Check files will be holding such Excess Check files as agent and bailee for HTMAC or HTMAC's Assignee. At all times during the Initial Term and any Renewal Term, Imperial shall have full, free and immediate access to all Excess Check files and related documentation and information in whatever media it may be maintained (a) upon notice to Servicer, if Servicer is serving as Custodian, and (b) upon notice to the applicable third party, as permitted by contract with that third party, and in conjunction with Servicer's Compliance Officer, if that third party is serving as Custodian.

            Section 5.05. Delivery of Excess Check Schedules. Servicer shall prepare the Excess Check Schedules, and use its best efforts to deliver a copy at the end of each Business Day to Imperial and HTMAC, but in no event later than the end of the following Business Day.

ARTICLE VI

ADMINISTRATION AND SERVICING OF RAL ACCOUNTS, LOANS AND RACS

            Section 6.01. Annual Approval of Program Documents, RAL and RAC Fees, Credit Criteria, and Program Procedures.

            (a)   With respect to the 2003 Tax Season, the proposed form of application, terms of application, loan agreement and disclosure statement, and check for each product ("Program Documents"), RAL Fees and RAC Fees, Credit Criteria, Compliance Program, and procedures governing the program ("Program Procedures") have been provided by Servicer to Imperial prior to the date of this Agreement, and, with respect to subsequent Tax Seasons, shall be provided by Servicer to Imperial no later than September 1 of each year; provided, that during the period in which Imperial is independently evaluating whether to adopt the proposed Program Documents, RAL and RAC Fees, Credit Criteria, Compliance Program and procedures relating thereto, Tax Masters shall make itself available to discuss any questions regarding such matters; and provided further, that Servicer's submission shall be reasonable and in any event in compliance with all applicable law and regulations. Imperial shall submit such Program Documents, RAL and RAC Fees, Credit Criteria, Compliance Program, and Program Procedures to the Executive Committee of its Board of Directors for independent review (which may include the engagement of an independent third party experienced in such matters for consultation) and approval or disapproval on or prior to September 14 of each year with respect to the next Tax Season. Imperial has approved all of such Program Documents, RAL and RAC Fees, Credit Criteria, Compliance Program and Program Procedures for the 2003 Tax Season. For each year after the 2003 Tax Season, Imperial shall notify Servicer of the decision by the Executive Committee of its

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Board of Directors on or before September 14 of each such year. If the Executive Committee of Imperial's Board of Directors does not grant its approval, the parties shall promptly endeavor to resolve their differences.

            (b)   In the event that Tax Masters reasonably determines at any time after proposing the Program Documents, RAL and RAC Fees, Credit Criteria, and Program Procedures each year that, unless a modification is made, there is likely to be a material adverse affect on the RAL and RAC net income of Tax Masters for the ensuing Tax Season or then current Tax Season, or as the case may be, Tax Masters may, after a good faith discussion with Imperial, propose modifications, provided that in any event such modifications comply with all applicable laws and regulations. Imperial shall then review in a reasonable manner such proposed modifications and shall approve or disapprove within (i) fourteen (14) days if the proposed modifications are presented between April 15 and November 15 of any particular year, or (ii) promptly, but in no event later than one (1) Business Day if the proposed modifications are presented between November 15 and April 15 of the following year.

            Section 6.02. Appointment of Servicer for RAL Accounts and Loans. Imperial hereby appoints Servicer, for Imperial's sole benefit, as its servicer in connection with the RAL Accounts and Loans, and Servicer hereby accepts such appointment in consideration of the fees to be paid to Servicer as set forth in Section 2.03(a) above, to service all aspects of all Loans (whether or not such Loans are Excluded RALs), including, but not limited to, servicing of all processing responsibilities, except that Imperial or its agents shall, consistent with the License Program, Program Procedures, Compliance Program, Program Documents, and related legal, regulatory, compliance, and servicing requirements and Section 6.09 herein:

            (a)   Provide its routing transit numbers and account numbers for its Cashier's Checks to be printed by Servicer at Tax Masters's expense with the Tax Masters logo also placed thereon, as approved by Imperial and Tax Masters and consistent with any and all legal and regulatory requirements, which Cashier's Checks, depending on the product, shall be distributed in blank form to be completed by electronic return originators or mailed in completed form to customers by Servicer.

            (b)   Open the Imperial RAL Master Tax Refund Receiving Account.

            (c)   Disburse funds through the ACH process to third parties, if applicable.

            (d)   Open RAL Accounts.

            (e)   Fund Loans.

            (f)   Open an Imperial RAL Individual Tax Refund Receiving Sub-Account for each Obligor, using the Obligor's social security number, individual tax payer identification number, or adopted tax payer identification number as the sub-account number.

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            (g)   Receive payments from IRS at the Receipts Accounts.

            (h)   Close the Imperial RAL Individual Tax Refund Receiving Sub-Accounts upon full and final repayment of each Loan.

            (i)   Establish a routing transit number to facilitate check presentment.

            (j)   Reconcile all Imperial RAL Individual Tax Refund Receiving Sub-Accounts and provide a reconciliation report to Servicer on a daily basis, net of Imperial's RAL Premium.

            (k)   Execute Compliance Program.

            Imperial acknowledges that if an event of default or servicer default occurs under the Purchase Agreement, HTMAC's Assignee will have the right, with the consent of Imperial, which shall not be unreasonably withheld, to replace the Servicer with another Person.

            Section 6.03. Appointment of Servicer for RACs. Imperial hereby appoints Servicer, for Imperial's sole benefit, as its servicer in connection with the RACs, and Servicer hereby accepts such appointment in consideration of the fees to be paid to Servicer as set forth in Section 2.03(b) above, to service all aspects of all RACs, including, but not limited to, implementing all processing responsibilities, except that Imperial or its agents shall, consistent with the License Program, Compliance Program, Program Procedures, Program Documents, and the related legal, regulatory, compliance, servicing requirements and Section 6.09 herein:

            (a)   Provide its routing transit numbers and account numbers for its Cashier's Checks to be printed by Servicer at Servicer's expense with the Servicer logo also placed thereon, as approved by Imperial and Servicer and consistent with any and all legal and regulatory requirements, which Cashier's Checks, depending on the product, shall be distributed in blank form to be completed by electronic return originators or mailed in completed form to customers by Servicer.

            (b)   Open the Imperial RAC Master Tax Refund Receiving Account.

            (c)   Receive payment from the IRS and/or state taxing authorities at the Imperial RAC Master Tax Refund Receiving Account.

            (d)   Open each Imperial RAC Individual Tax Refund Receiving Sub-Account for each customer, using the customer's social security number, individual tax payer identification number, or adopted tax payer identification number as the account number.

            (e)   Disburse funds through the ACH process to third parties, if applicable.

            (f)   Pay RACs.

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            (g)   Close Imperial RAC Individual Tax Refund Receiving Sub-Accounts upon receipt of the full amount of the related RAC from the IRS or state taxing authority and distribution of such amount by the Receipts Account Bank in accordance with instructions from the Servicer.

            (h)   Establish a routing transit number to facilitate check presentment.

            (i)   Provide a reconciliation report of all payments and receipts to Servicer on a daily basis, net of Imperial's RAC Premium.

            (j)   Execute Compliance Program.

Imperial acknowledges that if an event of default or servicer default occurs under the Purchase Agreement, HTMAC's Assignee will have the right, with the consent of Imperial, which shall not be unreasonably withheld, to replace the Servicer with another Person.

            Section 6.04. Appointment of Servicer for Denied RAL Checks. Imperial appoints Servicer, for Imperial's sole benefit, as its servicer in connection with the Denied RAL Checks, and Servicer hereby accepts such appointment in consideration of the Servicing Fees to be paid to Servicer as set forth in Section 2.03(c) above, to service all aspects of all Denied RALs, including, but not limited to, implementing all processing responsibilities, except that Imperial or its agents shall, consistent with the Program Procedures, Program Documents, and the related legal, regulatory, compliance, servicing requirements and Section 6.09 herein:

            (a)   Open Imperial RAL Individual Tax Receiving Refund Sub-Accounts within the appropriate Receipts Account for each customer, using the customer's social security number, individual tax payer identification number, or adopted tax payer identification number as the account number.

            (b)   Receive payment from the IRS into the Receipts Accounts.

            (c)   Provide its routing transit numbers and account numbers for its Cashier's Checks to be printed by Servicer at Servicer's expense with the Servicer logo also placed thereon, as approved by Imperial and Servicer and consistent with any and all legal and regulatory requirements, which Cashier's Checks, depending on the product, shall be distributed in blank form to be completed by electronic return originators or mailed in completed form to customers by Servicer.

            (d)   Open a transaction account for disbursements to third parties.

            (e)   Disburse funds through the ACH process to third parties, if applicable.

            (f)   Pay Denied RAL Checks.

            (g)   Close Imperial RAL Individual Tax Refund Receiving Sub-Accounts upon receipt of the full amount of the related Denied RAL Check from the IRS and distribution of

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such amount by the Receipts Account Bank in accordance with instructions from the Servicer.

            (h)   Establish a routing transit number to facilitate check presentment.

            (i)   Provide a reconciliation report of all payments and receipts to Servicer on a daily basis, net of Imperial's Denied RAL Check Premium.

Imperial acknowledges that if an event of default or servicer default occurs under the Purchase Agreement, HTMAC's Assignee will have the right, with the consent of Imperial, which shall not be unreasonably withheld, to replace the Servicer with another Person.

            Section 6.05. Access to Certain Documentation and Information Regarding the Loans. Servicer shall provide to Imperial and to any and all supervisory agents and examiners of government regulatory agencies having jurisdiction over Imperial, all documentation regarding the Loans and related RAL Notes, the RACs, the Program Procedures and Program Documents as may be required by Imperial, its employees, agents or assigns, or any governing bank regulatory agency. Such access shall be afforded without charge by Servicer but only upon reasonable request and during normal business hours, within seven (7) Business Days or earlier if required by such regulators of receipt of written notice, in a single geographic location at the offices of Servicer or Imperial. Imperial hereby assigns and conveys (and reserves for itself) all rights of Imperial of access, audit and possession of the Asset Records, whether arising under the RAL Note, RAC Agreement or otherwise. Imperial shall provide to HTMAC and HTMAC's Assignee and to any and all supervisory agents and examiners of government regulatory agencies having jurisdiction over HTMAC and HTMAC's Assignee, as applicable, complete access to all Asset Records in Imperial's possession and the Program Procedures and Program Documents, as may be required by HTMAC or HTMAC's Assignee, its employees, agents or assigns, or any governing regulatory agency. Imperial will allow representatives of HTMAC and HTMAC's Assignee to be present at Imperial's principal place of business and branch office in Carson City, Nevada during normal business hours throughout the term of this Agreement, and shall provide complete access to all systems and information utilized by Imperial in connection with the origination of RALs and the issuance of RACs consistent with Imperial's normal security measures. Such representatives shall be permitted to (i) examine and make copies of all Asset Records and (ii) discuss matters relating to the origination of RALs and the issuance of RACs or Imperial's performance under this Agreement with any of the officers of Imperial having knowledge of such matters. Upon the request of HTMAC or HTMAC's Assignee, Imperial shall authorize HTMAC or HTMAC's Assignee to communicate directly with Imperial's independent certified public accountants, in the presence of representatives of Imperial, regarding the specific matters within such request and shall instruct those accountants to disclose and make available to HTMAC or HTMAC's Assignee such financial statements, supporting financial documents, schedules and information relating to the origination of RALs and the issuance of RACs, and Imperial's performance under this Agreement as are identified in such request. All third party costs and charges incurred by Imperial and HTMAC's Assignee in connection with the access provided pursuant to this

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Section 6.05 shall be paid by Servicer. Nothing in this Section 6.05 shall derogate from the obligations of HTMAC, Servicer or Imperial to observe any applicable law prohibiting disclosure of information regarding the Obligors. All information provided to HTMAC or HTMAC's Assignee pursuant to this Section 6.05 shall constitute "Imperial Confidential Information" for purposes of Section 12.03 of this Agreement.

            Section 6.06 Credit Reports. Imperial, at its discretion and for its benefit, hereby appoints Servicer as its agent for the purpose of obtaining credit reports on applicants and Obligors in accordance with applicable law. Imperial shall also provide Servicer with a unique credit bureau subscriber code to use to obtain credit bureau information on prospective Obligors.

            Section 6.07. Appointment of Servicer for Participation Interest and Purchased Assets; Servicer's Duties as Servicer. Imperial appoints Servicer, for Imperial's sole benefit, as its servicer in connection with the Participation Interests and the Purchased Assets, and Servicer hereby accepts such appointment, in consideration of the Servicing Fees to be paid to Servicer as set forth in Section 2.03(c) above, to service all aspects of the Participation Interest and the Purchased Assets. As Imperial's appointed servicer, and in addition to such other servicing duties as may be described in this Article VI and elsewhere in this Agreement, Servicershall provide the following services to Imperial:

            (a)Execute the Compliance Program, as more specifically described in Section 12.02 and Exhibit 12.02.

            (b)Origination processing, customer service, collections, marketing, and technology support, and such other servicing duties as the parties may mutually agree upon in good faith.

            Section 6.08 Collection Agreements. Tax Masters is a party to certain collection agreements with various third party financial institutions that have RAL programs relating to cooperative collection efforts for delinquent RALs under Household's RAL Program and such third parties' RAL programs (the "Delinquent Collection Agreements"). In connection with the Delinquent Collection Agreements, the parties hereto agree as follows:

            (a)   As Imperial's appointed Servicer, and in addition to all other servicing duties as may be described in this Article VI and elsewhere in this Agreement, Servicer shall provide all data exchange, documentation and collection processing services contemplated by the Delinquent Collection Agreements for RAL originators, and shall comply with, to the extent applicable, the requirements of the implementing regulations of Title V of the Gramm-Leach Bliley Act of 1999, specifically 16 Code of Federal Regulations, Chapter 1, Subchapter C, Part 313.11.

            (b)   Notwithstanding any other provision of this Agreement, the Parties agree as follows: (i) all amounts received by Tax Masters or Imperial from third party financial institutions pursuant to the Delinquent Collection Agreements that relate to any RALs made in any calendar year prior to 2003 shall be payable to Household Bank USA, or the

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appropriate successor in interest thereto, and (ii) all amounts received by Tax Masters, HTMAC or Imperial from third party financial institutions pursuant to the Delinquent Collection Agreements that relate to any RALs made in the 2003 calendar year shall be allocable and payable in the following proportions: [ * ]% to Imperial and [ * ]% to HTMAC or HTMAC's Assignee.

            Section 6.09. Issues Where Servicer Activities Not Proscribed. In the event an issue arises with respect to the servicing of a Loan where Servicer's activities are not prescribed in this Agreement, the holders of all participation interests in such Loan shall by majority vote, based on the respective percentage participation interest owned by each such holder, determine how the Servicer shall act to resolve such issue.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

            Section 7.01. Representations and Warranties Regarding Imperial. Subject to Tax Masters's performance under the terms of this Agreement, in its own capacity and in its capacity as Servicer, and in particular, performance of the terms related to the Compliance Program, Imperial, represents and warrants and shall be deemed to represent and warrant as of any date that Imperial originates RALs or issues RACs, that:

            (a)   Imperial is a California chartered commercial bank, the deposits of which are insured by the Federal Deposit Insurance Corporation, duly organized, validly existing and in good standing under the laws of California and the federal laws of the United States. Imperial has the corporate power to own its current portfolio of assets and to transact the business in which it is currently engaged;

            (b)   Imperial maintains a branch in Carson City, Nevada, that is operating, fully licensed and registered with all appropriate governmental authorities, and through which Imperial exercises certain judgmental credit decisions, exercises treasury decisions, conducts Loan accounting, and initiates clearing of all RALs, Denied RALs and RACs from Nevada by means of the transfer of funds from Imperial's subaccount at the San Francisco Federal Reserve Bank identified as the Carson City, Nevada branch of Imperial on the correspondent address line .. Imperial holds board of directors meetings periodically and executive committee meetings relating to RALs and RACs at its Carson City, Nevada branch;

            (c)   Imperial has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Imperial enforceable in accordance with its terms, except as enforcement of such terms may be limited by conservatorship, receivership, insolvency or

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similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

            (d)   To the best of Imperial's knowledge, Imperial is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to each Cut-off Time or each RAC Payment Date in accordance with the Compliance Program, Section 12.02;

            (e)   The execution, delivery and performance of this Agreement by Imperial will not violate any provision of any existing law or regulation or any order or decree of any court applicable to Imperial or any provision of the Charter or Bylaws of Imperial, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Imperial is a party or by which Imperial may be bound;

            (f)   No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of Imperial threatened, against Imperial, its affiliates, or parent company, or any of its properties or with respect to this Agreement, which in the opinion of Imperial has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement;

            (g)   Imperial is "Well Capitalized," as that term is used by bank regulatory agencies to rate banks' capital adequacy, and Imperial shall promptly notify Tax Masters if its rating is lowered to "Undercapitalized" or any lower rating by any bank regulatory agency;

            (h)   Immediately prior to, and after giving effect to, each purchase and sale pursuant to Section 2.02 hereof, (i) the fair saleable value of the assets of Imperial will exceed its liabilities and (ii) Imperial will be solvent, will be able to pay its debts generally as they mature, will own property with a fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted. Imperial is not in default under any material obligation to pay money to any person except for matters being disputed in good faith which do not involve an obligation of Imperial on a promissory note; Imperial will not use the proceeds from the transactions contemplated by this Agreement to give any preference to any creditor or class of creditors; as of the date hereof, Imperial is adequately capitalized such that its available funds and anticipated earnings are reasonably anticipated to be sufficient to meet its ongoing expenses; Imperial's execution and delivery of this Agreement, the Escrow Agreement and the Receipts Account Agreement and the consummation of the transactions contemplated thereby are not made (A) in contemplation of Imperial's insolvency, (B) with the intent to hinder, delay or defraud any creditor of Imperial, (C) after the commission of any act of insolvency of Imperial or (D) without fair consideration; Imperial is not possessed of assets or capital unreasonably small in value in relation to its business, and its remaining assets or capital will not be

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unreasonably small in value in relation to its business after giving effect to Imperial's transfers of the Participation Interests and the Purchased Assets to HTMAC under this Agreement and the consummation of the other transactions contemplated hereby; Imperial will not be insolvent at the time of, and will not be rendered insolvent by virtue of, the transfer and transactions referred to in the immediately preceding clause; by consummating the transactions contemplated by this Agreement, Imperial does not intend to, and does not believe that it will, incur debts beyond its ability to pay such debts as they come due;

            (i)   Imperial represents, warrants and covenants that all RAL Checks, RAC Checks, Excess Checks and Denied RAL Checks issued by Imperial shall only be Cashier's Checks;

            (j)   Imperial represents, warrants and covenants that, with respect to any security arrangements to which it is a party in connection with the terms of this Agreement, it has taken all actions required pursuant to 12 U.S.C. Section 1823(e), including approval of such arrangements by its Board of Directors as reflected in its minute book, which approval has been continuously from the time of its execution an official record of Imperial, in order for such security arrangements to be valid against the FDIC as Receiver;

            (k)   Imperial represents, warrants and covenants that, with respect to Program Documents, RAL and RAC Fees, Credit Criteria, and Program Procedures delivered to it each year, Imperial has and will continue to act in material compliance therewith for such year to the extent Imperial is required to act, or not act, or is otherwise obligated thereunder; and

            (l)   Imperial has not used any trade names, assumed names or prior corporate names within the last five years, except that Imperial was formerly known as "Imperial Thrift and Loan Association." Imperial has not changed its corporate structure or jurisdiction of organization within the last five years, other than its conversion from a California industrial bank to a California-chartered commercial bank. The exact legal name of the bank is "Imperial Capital Bank."

            Section 7.02. Representations and Warranties of Imperial Regarding Loans, RACs, and Receipts Accounts. Subject to Tax Masters's performance under the terms of this Agreement in its own capacity and as Servicer, and in particular, performance of the terms related to the Compliance Program, Imperial represents and warrants to Tax Masters and HTMAC:

            (a)   As of each Cut-off Time that:

            (i)   Immediately prior to the sale and assignment by Imperial to HTMAC of any Participation Interests referred to in Article II of this Agreement, Imperial (A) owns the title to the related RALs, Receipts, Asset Records (to the extent of Imperial's ownership interest therein) and Related Security, free and clear of all liens, and (B) has not encumbered the title to the related RALs;

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            (ii)   Imperial will have transferred the percentage participation interest described in Section 2.02(a) in Imperial's existing rights, title and interest in each Loan and its related Receipts, Asset Records (to the extent of Imperial's ownership interest therein) and Related Security for which HTMAC has paid the Daily RAL Purchase Price, to HTMAC;

            (iii)   The sale, assignment and transfer of the Participation Interest in each Loan by Imperial to HTMAC is valid and sufficient to vest title to such Participation Interest in HTMAC;

            (iv)   Imperial shall issue all RAL Checks as Cashier's Checks; and

            (b)   As of each RAC Payment Date that:

            (i)   Immediately prior to the sale and assignment by Imperial to HTMAC of any RAC Assets referred to in Article II of this Agreement, Imperial (A) owns such RAC Assets and the related Receipts, Asset Records (to the extent of Imperial's ownership interest therein) and Related Security free and clear of all liens, and (B) has not encumbered the title to any such RAC Assets;

            (ii)   Imperial will have transferred all of its existing rights, title and interest in each RAC Asset and its related Receipts, Asset Records (to the extent of Imperial's ownership interest therein) and Related Security for which HTMAC has paid the RAC Purchase Price, to HTMAC;

            (iii)   The sale, assignment and transfer of the RAC Assets by Imperial to HTMAC are valid and sufficient to vest title to such RAC Assets in HTMAC;

            (iv)   Imperial shall issue all RAC Checks as Cashier's Checks;

            (c)   As of each Denied RAL Payment Date, that:

            (i)   Immediately prior to the sale and assignment by Imperial to HTMAC of any Denied RAL Assets referred to in Article II of this Agreement, Imperial (A) owns such Denied RAL Assets and the related Receipts, Asset Records (to the extent of Imperial's ownership interest therein) and Related Security free and clear of all liens, and (B) has not encumbered the title to any such Denied RAL Assets;

            (ii)   Imperial will have transferred all of its existing rights, title and interest in each Denied RAL Asset and its related Receipts, Asset Records (to the extent of Imperial's ownership interest therein) and Related Security for which HTMAC has paid the Denied RAL Purchase Price, to HTMAC;

            (iii)   The sale, assignment and transfer of the Denied RAL Assets by Imperial to HTMAC are valid and sufficient to vest title to such Denied RAL Assets in HTMAC;

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            (iv)   Imperial shall issue all Denied RAL Checks as Cashier's Checks; and

            (d)   As of each Excess Check Payment Date, that:

            (i)   Immediately prior to the sale and assignment by Imperial to HTMAC of any Excess Check Assets referred to in Article II of this Agreement, Imperial (A) owns such Excess Check Assets and the related Receipts, Asset Records (to the extent of Imperial's ownership interest therein) and Related Security free and clear of all liens, and (B) Imperial has not encumbered the title to any such Excess Check Assets;

            (ii)   Imperial will have transferred all of its existing rights, title and interest in each Excess Check Asset and its related Receipts, Asset Records (to the extent of Imperial's ownership interest therein) and Related Security for which HTMAC has paid the Excess Check Purchase Price, to HTMAC;

            (iii)   The sale, assignment and transfer of the Excess Check Assets by Imperial to HTMAC are valid and sufficient to vest title to such Excess Check Assets in HTMAC;

            (iv)   Imperial shall issue all Excess Checks as Cashier's Checks; and

            (e)   As of each date the Servicer directs the Receipts Account Bank to transfer funds in the Receipts Accounts to any Person that:

            (i)   Imperial shall not have taken, at any time during the term of this Agreement, any action to encumber title to the Receipts Accounts or the funds therein other than to execute the Receipts Account Agreement;

            (ii)   Imperial will have transferred such portions of its existing rights, title and interest in the funds in the Receipts Accounts to HTMAC necessary to fully satisfy HTMAC's Participation Interests in all Loans and its right to Purchased Assets that are the subject of such funds; and

            (iii)   The assignment and transfer of such portions of the funds in the Receipts Accounts by Imperial to HTMAC in connection with HTMAC's purchase of its Participation Interests in the Loans and the Purchased Assets are valid and sufficient to vest title to Imperial's existing rights to the funds in the Receipts Accounts relating to such interests in HTMAC.

            (f)   At all relevant times hereto, the Executive Committee of Imperial's Board of Directors is authorized and empowered to act on behalf of Imperial's Board of Directors.

            (g)   As of each Cut-Off Time, RAC Payment Date, Denied RAL Payment Date or Excess Check Payment Date, as applicable, Imperial is not a party to any agreement with an Obligor or a customer that prohibits, restricts or conditions the sale and assignment of any portion of the Participation Interest and/or Purchased Assets then sold.

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            (h)   Imperial is not selling the Participation Interests and Purchased Assets pursuant to this Agreement with any intent to hinder, delay or defraud any of its creditors.

            Section 7.03. Representations and Warranties of Tax Masters and HTMAC. Tax Masters and HTMAC hereby severally represent and warrant to Imperial that:

            (a)   Tax Masters and HTMAC each is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each has the corporate power to own its assets and to transact the business in which it is currently engaged;

            (b)Tax Masters and HTMAC each has the power and authority to make, execute, deliver and perform this Agreement and all of the transactions contemplated under the Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Tax Masters and HTMAC, enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

            (c)   Neither Tax Masters nor HTMAC is required to obtain any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be, prior to each Cut-off Time or each RAC Payment Date;

            (d)   The execution, delivery and performance of this Agreement by Tax Masters and HTMAC will not violate any provision of any existing law or regulation or any order or decree of any court applicable to Tax Masters or HTMAC or any provision of their respective Charters or Bylaws, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Tax Masters or HTMAC is a party or by which Tax Masters or HTMAC may be bound; and

            (e)   No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of Tax Masters or HTMAC threatened, against Tax Masters or HTMAC, either of its affiliates or parent company, or any of their properties, or with respect to this Agreement, which in the reasonable opinion of Tax Masters or HTMAC has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement. At the time of execution of this Agreement, Tax Masters and HTMAC has provided to Imperial a summary of all material litigation or other proceedings threatened or pending against it.

            (f)   As of each RAC Payment Date and each Cut-off Time, respectively, Tax Masters shall have serviced the RACs and RALs consistent with the Compliance Program, as more specifically described in Section 12.02 and Exhibit 12.02.

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            (g)   Subject to Imperial having taken the actions specified in Section 6.01(a) and 12.02(a) herein, both the RAC and the RAL programs are lawful and in compliance with all applicable laws and regulations and such programs will not expose the Imperial Indemnified Parties to liability for Damages arising from Third Party Claims related to RAL and RAC programs, including, but not limited to, any civil, criminal, regulatory, tortious or other liability to consumers, regulatory authorities or other third parties. Tax Masters further represents and warrants and covenants that Tax Masters will discharge all of its duties and responsibilities under this Agreement, in its own capacity and in its capacity as Servicer, including, but not limited to, those in connection with the Compliance Program as provided in this Agreement, in a manner that will, if the Compliance Program is followed in all material respects by Imperial, result in Tax Masters and the Imperial Indemnified Parties being in full compliance with all applicable laws and regulations related to RAL and RAC programs so as to limit exposure and avoid any and all liability of Imperial Indemnified Parties to Damages arising from Third Party Claims.

            (h)   Tax Masters and HTMAC acknowledge that Imperial is entering into this Agreement expressly in reliance upon the representations, warranties and covenant contained in this Section 7.03.

ARTICLE VIII

INDEMNIFICATION

            Section 8.01. Indemnification by Imperial for Third Party Claims. Imperial shall defend, indemnify and hold harmless Tax Masters (including in its capacity as Servicer) and its Affiliates (including HTMAC), and each of their respective officers, directors, employees and attorneys (collectively, the "Tax Masters Indemnified Parties"), from and against any and all Damages paid, suffered or incurred by the Tax Masters Indemnified Parties, or to which the Tax Masters Indemnified Parties have become subject, arising under or resulting from all Third Party Claims asserted against, resulting to, imposed upon, or incurred or suffered by Tax Masters Indemnified Parties, directly or indirectly, which shall result solely from, arise solely out of or be caused solely by: (i) the breach by Imperial of any of its representations or warranties contained in this Agreement (other than a breach of any representation and warranty set forth in clauses 7.02(a)(i)(A), 7.02(a)(iii), 7.02(b)(i)(A), 7.02(b)(iii), 7.02(c)(i)(A), 7.02(c)(iii), 7.02(d)(i)(A) or 7.02(d)(iii) of this Agreement), (ii) the nonperformance by Imperial of any of its covenants or obligations contained in this Agreement, or (iii) Imperial's failure to satisfy any of its contractual obligations to third parties under this Agreement or agreements contemplated hereby; provided, that if Tax Masters can establish pursuant to a final adjudication in a separate proceeding that Imperial, while not solely responsible, is partially responsible for such Damages, then the burden of such Damages shall be borne proportionately by Imperial and Tax Masters in relation to each Party's corresponding proportionate responsibility, with Imperial indemnifying the Tax Masters Indemnified Parties for such percentage that it is responsible; provided, further, than Imperial's aggregate indemnification obligation for all such proportionately allocated amounts shall not exceed [ * ] Dollars ($[ * ]) in any single calendar year. Notwithstanding

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the foregoing, in no event shall this Section 8.01 be construed to obligate Imperial to indemnify the Tax Masters Indemnified Parties against any Third Party Claim to the extent such Damages result from, arise out of, or are caused by: (a) any illegal, wrongful, reckless, negligent or other improper acts or omissions of the Tax Masters Indemnified Parties; or (b) any Third Party Claim for which the Tax Masters Indemnifying Parties (as defined in Section 8.02) are obligated to indemnify the Imperial Indemnified Parties (as defined in Section 8.02) pursuant to Section 8.02.

            Section 8.02. Indemnification by Tax Masters for Third Party Claims. As used in this Agreement, the term "Tax Masters Indemnifying Parties" means Tax Masters, HTMAC and any person or entity guaranteeing Tax Masters's HTMAC's obligations under this Agreement. The Tax Masters Indemnifying Parties, jointly and severally, shall defend, indemnify and hold harmless Imperial, ITLA Capital Corporation and their Affiliates, and each of their respective officers, directors, employees and agents (including, but not limited, to its attorneys) (collectively, the "Imperial Indemnified Parties"), from and against any and all Damages paid, suffered or incurred by the Imperial Indemnified Parties, or to which the Imperial Indemnified Parties have become subject, arising under or resulting from Third Party Claims asserted against, resulting to, imposed upon, or incurred or suffered by Imperial Indemnified Parties, directly or indirectly, wholly or partially, resulting from, arising from, caused by or related in any way to: (i) the breach by Tax Masters or HTMAC of any of its representations or warranties contained in this Agreement, (ii) the nonperformance by Tax Masters or HTMAC of any of its covenants or other obligations contained in this Agreement, the Escrow Agreement or the Receipts Account Agreement, (iii) the failure of Tax Masters or HTMAC to satisfy any of its obligations or liabilities under or as contemplated by this Agreement or pursuant to any other agreement relating in any way to the License Program, and (iv) refund anticipation lending and refund anticipation checks, whether relating in any way to RALs or RACs made or issued in connection with or as contemplated by this Agreement or other than in connection with this Agreement; provided, that with respect to clause (i), (ii) or (iii) above, if the Tax Masters Indemnifying Parties can establish pursuant to a final adjudication in a separate proceeding that Imperial, while not solely responsible, is partially responsible for such Damages, the burden of such Damages shall be borne proportionately by Imperial and the Tax Masters Indemnifying Parties in relation to each Party's corresponding proportionate responsibility, with Tax Masters's indemnification obligations to the Imperial Indemnified Parties being decreased accordingly; provided, further, than Imperial's aggregate responsibility for all such proportionately allocated amounts shall not exceed [ * ] Dollars ($[ * ]) in any single calendar year. Notwithstanding the foregoing Tax Masters shall not be obligated to defend, indemnify or hold harmless Imperial from and against any Third Party Claims arising solely from any illegal, wrongful, reckless or negligent acts or omissions of Imperial acting alone. In construing the scope of the indemnification under this Section 8.02, subject to the provisos in the second sentence of this Section 8.02, it is the intention of the parties that if any Imperial Indemnified Parties are the subject of a Third Party Claim and if any Tax Masters Indemnifying Party or Parties are also the subject of the same Third Party Claim, in whole or in part, then as between Imperial and the Tax Masters Indemnifying Party or Parties, the Tax Masters Indemnifying Party or Parties shall have full and sole responsibility and liability to defend, indemnify and hold the

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Imperial Indemnified Parties harmless from all consequences of such Third Party Claim, including all resulting Damages relating thereto.

            Section 8.03 Procedures. The party against which a Third Party Claim is made and which is eligible to be indemnified under this Article VIII, shall hereinafter be referred to as the "Indemnified Party" and the party responsible for indemnifying the Indemnified Party against a Third Party Claim shall hereinafter be referred to as the "Indemnifying Party."

            (a)   Notice of Third Party Claims; Acceptance of Defense. If a Third Party Claim is made against an Indemnified Party, the Indemnified Party shall promptly give notice of the Third Party Claim to the Indemnifying Party, but in no event later than ten (10) business days after the Indemnified Party learns of the Third Party Claim; provided, however, that if any defense must be commenced or asserted in less than ten (10) business days to be timely (such as in the case where a claimant seeks injunctive relief), the Indemnified Party shall notify the Indemnifying Party as soon as reasonably possible so as to enable the Indemnifying Party to assume the defense of the Third Party Claim (a "Notice of Claim").

            (b)   Selection of Counsel. Upon assuming the defense of a Third Party Claim, the Indemnifying Party shall use its best efforts to defend against the Third Party Claim and shall select counsel reasonably satisfactory to the Indemnified Party which counsel shall conduct the defense of the Third Party Claim (the "Defense Counsel"). The Indemnifying Party shall pay all attorneys fees, costs and related expenses of the Defense Counsel. Notwithstanding the foregoing, the Indemnified Party, independent of the selection of the Defense Counsel, shall have the right to employ its own counsel (the "Independent Counsel") who shall represent solely the interests of the Indemnified Party and the fees, costs and expenses of Independent Counsel shall be paid for by the Indemnifying Party; provided, however, that the Independent Counsel shall be limited to monitoring the defense of the Third Party Claim by Defense Counsel and advising the Indemnified Party with respect to the Third Party Claim, and shall not be actively involved in the conduct of the defense of the Third Party Claim vis-à-vis the claimant(s).

            (c)   Conduct of the Defense. The Indemnified Party and the Indemnifying Party shall cooperate with one another in all reasonable ways in the defense of the Third Party Claim. The parties to this Agreement agree that the terms and procedures specified in this Article VIII are reasonable. The Indemnifying Party shall have the right to control the defense by the Defense Counsel of the Third Party Claim, except that any settlement that requires the Indemnified Party to admit to liability or other wrongful conduct, or to confess to a judgment, or to enter into a settlement that requires any future undertaking or forbearance on the part of the Indemnified Party (other than the payment of money), may not be accepted or entered into without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the right to settle any Third Party Claim with respect to itself over the objection of the Indemnifying Party; provided, that if the Indemnifying Party is contesting such claim in good faith and has unconditionally assumed the defense of such claim, the Indemnified Party shall be deemed to have waived any right to be indemnified to the extent of the settlement payment.

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Any such settlement or compromise of, or any final judgment or decree entered on or in, any Third Party Claim which the Indemnified Party defended or participated in the defense of, in accordance herewith, shall be deemed to have been consented to by, and shall be binding upon, the Indemnified Party as fully as if the Indemnifying Party had assumed the defense thereof and a final judgment or decree had been entered in such suit or action, or with regard to such claim, by a court of competent jurisdiction for the amount of such settlement, compromise, judgment or decree.

            (d)   Cash Deposit. To secure its indemnity obligation under this Agreement, on or about January 2, 2003, Tax Masters shall deposit with Imperial the sum of [ * ] Dollars ($[ * ]), in a certificate of deposit bearing interest at then-current market rates (the Indemnity Reserve"). Interest shall be paid into and accumulated in the Indemnity Reserve. The Indemnity Reserve shall not be used or disposed of except in the event Tax Masters fails to satisfy any part of its obligation to indemnify the Imperial Indemnified Parties in accordance with this Article VIII, and in such event, the Imperial Indemnified Parties may, without prior notice, use the funds in the Indemnity Reserve to pay for any indemnification to which it is entitled under this Article VIII. Contemporaneous with the use of the funds in the Indemnity Reserve, the Imperial Indemnified Parties shall notify Tax Masters of the amount of the Indemnity Reserve used and Tax Masters shall replenish the Indemnity Reserve to not less than [ * ] Dollars ($[ * ]) within ten (10) days of receiving notice from Imperial of the amount of the Indemnity Reserve used. The Indemnity Reserve shall be held by Imperial during the term of this Agreement and for an additional period not to exceed twenty four (24) months after the expiration or earlier termination of this Agreement, whereupon any funds remaining in the Indemnity Reserve shall be disbursed to Tax Masters, unless by such date the Indemnity Reserve has been or is then being used, in which case the Indemnity Reserve shall be held by Imperial subject to the terms of this Agreement until the Third Party Claim is finally resolved, whether by settlement or judgment without further appeal rights.

            (e)   Reimbursement. In the event that the Indemnifying Party reimburses the Indemnified Party for any judgment, settlement, fees, costs and other expenses of the Third Party Claim, the Indemnified Party shall remit to the Indemnifying Party any reimbursement or recovery subsequently received that constitutes duplicate reimbursement or recovery by Indemnified Party for such Third Party Claim.

            (f)   Joint Defense. In the event one or more Third Party Claims are asserted in any lawsuit or other action against Imperial and Tax Masters jointly (a "Joint Action"), Tax Masters shall conduct and pay for the attorneys fees, costs and expenses of defense of the Joint Action in accordance with the terms of this Article VIII, regardless of which party is ultimately found culpable for the Third Party Claim and regardless of whether the Joint Action is settled or goes to trial or on appeal. If a final judgment is rendered on the cause or causes of action comprising the Third Party Claim and if the judgment awards specified amounts of liability for specific causes of action, Tax Masters shall pay for any specific judgment awarded against Imperial, except to the extent that such judgment is for a Third Party Claim for which Imperial is obligated to indemnify Tax Masters pursuant to Section 8.01 or pursuant to the limitation on Tax Masters's obligation to indemnify Imperial pursuant

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to Section 8.02. In the event of a joint and several judgment which does not make a specific allocation of liability for an award with respect to a cause of action or if the Third Party Claim is settled, Tax Masters shall be liable for the full amount of the settlement, award or judgment, except as specifically set forth in the provisos of the first sentence of Section 8.01 and the provisos of the second sentence of Section 8.02.

            Section 8.04. Remedies. The parties agree that damages at law may not be an adequate remedy for violation of any provision of this Article VIII. The parties, therefore, agree that in the event of any violation of any of the aforesaid provisions by a party, in addition to any other remedies available, the other party shall be entitled to seek appropriate injunctive relief or other equitable relief, to prevent the violation of such provision.

ARTICLE IX

DEFAULT

            Section 9.01. Events of Default. Except as otherwise provided herein, if any one of the following events ("Events of Default") shall occur and be continuing:

            (a)   Failure on the part of any party hereto duly to observe or perform in any material respect any covenant or agreement set forth in this Agreement, or the breach by any party of any representation or warranty (other than a breach by Imperial of any representation and warranty set forth in clauses 7.02(a)(i)(A), 7.02(a)(iii), 7.02(b)(i)(A), 7.02(b)(iii), 7.02(c)(i)(A), 7.02(c)(iii), 7.02(d)(i)(A) or 7.02(d)(iii) of this Agreement), which covenant, agreement, representation, or warranty (i) materially affect the rights of the other party and (ii) continue unremedied for a period of (A) two (2) days (if the first or last day on which written notice of such failure or breach is given is during a Tax Season), or (B) sixty (60) days (at any other time), after the date on which such written notice of such failure or breach, requiring the same to be remedied, shall have been given; or

            (b)   The entry against any party hereto of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency; or

            (c)   The consent by any party hereto to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to any party hereto or of or relating to substantially all of its property; or any party hereto shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

            Then, and in each and every such case, so long as an Event of Default shall not have been remedied, the non-breaching party, by notice then given in writing, may terminate all of the rights and obligations of the breaching party under Sections 2.01 and 2.02 of this Agreement.

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ARTICLE X

TERM AND TERMINATION

            Section 10.01. Term and Termination. Unless otherwise terminated in accordance with the provisions herein, this Agreement shall become effective on the date hereof and shall remain in effect until September 30, 2006 (the "Initial Term"), and shall thereafter be automatically renewed for successive one year terms (each a "Renewal Term"), unless either party terminates this Agreement effective at the end of the Initial Term or any Renewal Term upon not less than one hundred twenty (120) days written notice.

            Section 10.02. Earlier Termination. The parties may terminate this Agreement earlier than as provided in Section 10.01, as follows:

            (a)   Tax Masters and HTMAC may terminate this Agreement without cost or expense effective as of September 30, 2004 or September 30, 2005, upon not less than one hundred twenty (120) days written notice, if Tax Masters desires to enter into an agreement with any company that is controlled by, or under common control with, the company that owns or controls Tax Masters, pursuant to which such affiliate would become a refund anticipation loan lender and/or a refund anticipation check issuer;

            (b)   Tax Masters and HTMAC may terminate this Agreement at any time after November 10, 2002 but prior to September 30, 2004, upon not less than one hundred twenty (120) days written notice, provided that Tax Masters shall pay to Imperial on the date of such termination an early termination fee of [ * ] Dollars ($[ * ]);

            (c)   If Tax Masters and Imperial have not resolved any outstanding differences regarding the items listed in 6.01(a), after good faith discussion, by September 30 of any year for the 2004 Tax Season and beyond, Imperial or Tax Masters and HTMAC may terminate this Agreement upon fifteen (15) days written notice; provided however, that if either party terminates this Agreement, pursuant to 6.01(a), Tax Masters shall be required to pay Imperial a termination fee of [ * ] Dollars ($[ * ]);

            (d)   If Imperial does not grant its approval with respect to the matters set forth in 6.01(b) within the time frame prescribed therein, Tax Masters and HTMAC may terminate this Agreement upon fifteen (15) days written notice, provided however, that if Tax Masters terminates this Agreement pursuant to Section 6.01(b), Tax Masters shall be required to pay Imperial a termination fee of [ * ] Dollars ($[ * ]).

            (e)   Imperial may terminate this Agreement without cost or expense upon ten (10) Business Days written notice, if ITLA Capital Corporation is unable to timely raise the capital necessary for Imperial to satisfy regulatory capital requirements imposed on Imperial by any bank regulatory agency in order to support Imperial's obligations hereunder;

            (f)   Tax Masters and HTMAC may terminate this Agreement without cost or expense at any time ten (10) days after having received notice from Imperial that Imperial's

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capital adequacy at any time has fallen below the level required for Imperial to be "adequately capitalized" as that term is defined by bank regulatory agencies to rate banks' capital adequacy, if Imperial has not cured such capital deficiency during such intervening 10-day period; or

            (g)   Either party may terminate this Agreement without cost or expense upon ten (10) days written notice if (i) the IRS and/or a state taxing authority withdraws or materially changes the implementing revenue procedures sanctioning RALS or RACs to the substantial detriment of that party, or (ii) the making of RALs, issuance of RACs, or electronic filing is made infeasible or impractical by (x) legal or regulatory determinations, enactments or interpretations, or (y) except as provided in this Agreement, significant external events or occurrences beyond that party's control, provided, however, that prior to any notice of termination under this Section 10.02(g), the parties shall first mutually endeavor in good faith to employ reasonable efforts to modify the program in a manner resolving such problems.

            (h)   Neither Imperial nor HTMAC shall terminate Servicer as servicer hereunder without the prior written consent of HTMAC's Assignee, which consent shall not be unreasonably withheld.

            (i)   Failure by any Party to exercise its termination rights hereunder shall not in any way be construed as a waiver of such rights, unless the parties otherwise expressly agree.

            Section 10.03. Survival. Articles VII and VIII, and Sections 11.01 (with respect to customer service and collections), 12.01, 12.03, 12.04, 12.05, 12.06, 12.09, 12.10, 12.13 and 12.16 shall survive termination of this Agreement.

ARTICLE XI

CROSS-LICENSE OF MARKS

            Section 11.01. Imperial License Grant.

            (a)Subject to the terms and conditions set forth herein, Imperial hereby grants to Tax Masters, HTMAC and H&R Block, Inc., its subsidiaries, affiliates, and franchisees ("Block"), a non-exclusive, non-transferable, non-sublicensable, royalty-free right and license to use Imperial's Marks solely as and to the extent necessary to (i) prepare and print marketing materials, applications, terms of application, agreements, and displays, in each case in accordance with the terms hereof and (ii) with respect to Tax Masters, to otherwise carry out Tax Masters's responsibilities hereunder (the "Imperial License").

            (b)Tax Masters's, HTMAC's and Block's rights under Imperial License are limited to using Imperial's Marks in the identical style, typeface and graphic appearance as shall be provided by Imperial or as otherwise approved by Imperial in its sole discretion.

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            (c)   The Imperial License shall remain in force during the Term and shall automatically terminate upon termination of this Agreement for any reason whatsoever. Upon termination of this Agreement, Tax Masters, HTMAC and Block shall immediately cease any and all use of Imperial's Marks.

            (d)   Imperial represents and warrants that it has the right and authority to grant Imperial License with respect to Imperial's Mark(s) to Tax Masters and Block.

            Section 11.02. Tax Masters License Grant.

            (a)   Subject to the terms and conditions set forth herein, Tax Masters hereby grants to Imperial a non-exclusive, non-transferable, non sublicensable, royalty-free right and license to use Tax Masters's Marks solely as and to the extent necessary, to carry out Imperial's responsibilities hereunder (the "Tax Masters License").

            (b)The Imperial's rights under Tax Masters License are limited to using Tax Masters Marks in the identical style, typeface and graphic appearance as are set forth on Exhibit 11.02(b) or as otherwise approved by Tax Masters in its sole discretion.

            (c)   The Tax Masters License shall remain in force during the Term and shall automatically terminate upon termination of this Agreement for any reason whatsoever. Upon termination of this Agreement, Imperial shall immediately cease any and all use of Tax Masters Marks.

            (d)   Tax Masters represents and warrants that it has the right and authority to grant Tax Masters License with respect to Tax Masters Marks to Imperial.

            Section 11.03. Use of Block's Trademarks or Tradenames. Imperial shall not use Block's trademarks or tradenames without the consent of Block.

ARTICLE XII

MISCELLANEOUS PROVISIONS

            Section 12.01. Covenant Not to Compete. For a period of [ * ] ([ * ]) years after the effective termination date, Imperial shall not offer or service, nor shall it arrange to offer or service, and it shall cause its parents, affiliates, and subsidiaries not to offer or service, and not to arrange to offer or service, a refund anticipation loan product or refund anticipation check product or similar product, with any entity that has or has had a contractual relationship with Tax Masters during the term of this Agreement.

            Section 12.02. Compliance Program. Tax Masters shall be responsible, at Tax Masters's expense, for developing and implementing with Imperial a compliance plan consistent with all applicable federal, state or local laws, rules and regulations of the Program Documents, RAL and RAC Fees, Credit Criteria, Program Procedures, and the terms of the compliance plan set forth in Exhibit 12.02; provided that Imperial shall have and exercise

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complete discretion in determining, with the assistance of an independent third party experienced in such matters, the appropriateness of the adoption of any such terms, criteria, programs and procedures. The terms of this Section 12.02 and Exhibit 12.02 shall be generally referred to as the "Compliance Program".

To this end, in addition to its obligations set forth in Exhibit 12.02, Tax Masters shall:

            (a)   Develop and propose to Imperial, on an annual basis, pursuant to Section 6.01, Program Documents, RAL and RAC Fees, Credit Criteria, Compliance Program and Program Procedures.

            (b)   Service and manage the approved RALs and RACs consistent with the Program Documents, RAL and RAC Fees, Credit Criteria, the Compliance Program and Program Procedures, in accordance with the terms of this Agreement.

            (c)   Monitor and train Tax Masters's employees, and provide a training manual to the tax preparers offering RALs and RACs to their customers, setting forth proper compliance procedures.

            (d)   Hire a sufficient number of supervisors, advisors and other personnel, each of whom shall be qualified to develop, implement, manage, monitor and train Tax Masters's employees, and to provide manuals to the tax preparers offering RALs and RACs to their customers.

            (e)   Alert Imperial throughout the year regarding any new or proposed changes to the federal, state or local laws, rules and regulations related to the RALs, RACs, Program Documents, RAL and RAC Fees, Credit Criteria, Compliance Program, Program Procedures, and the terms of the compliance plan set forth in Exhibit 12.02, so that Imperial and Tax Masters can propose, develop and take responsive and compliant action.

            (f)   On a monthly basis, Imperial shall invoice Tax Masters for Compliance Program Expenses incurred. Tax Masters shall reimburse Imperial with immediately available funds for all uncontested amounts contained in each such invoice within 10 days of receipt of such invoice.

            Each party shall comply with applicable law in connection with its performance under this Agreement.

            Section 12.03. Confidentiality.

            (a)This Agreement and the performance of the parties hereunder ("Agreement Confidential Information") shall be confidential and no party or its officers, directors, shareholders, employees, attorneys, accountants, advisors, lenders, agents, successors, assigns or personal representatives shall disclose the Agreement Confidential Information to any other person except as otherwise required by law or to enforce their rights with respect to the Agreement Confidential Information. Neither Tax Masters nor HTMAC shall disclose

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any confidential or proprietary information of Imperial (the "Imperial Confidential Information") to any person who is not a partner, officer, employee, counsel, or agent of Tax Masters or HTMAC except with the consent of Imperial or pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative, or legislative body or committee with jurisdiction over Tax Masters or HTMAC. Imperial shall not disclose any confidential or proprietary information of Tax Masters or HTMAC (the "Tax Masters Confidential Information") to any person who is not a partner, officer, employee, counsel, or agent of Imperial except with the consent of Tax Masters or pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial or administrative, or legislative body or committee with jurisdiction over Imperial. The Agreement Confidential information, Imperial Confidential Information, and Tax Masters Confidential Information are hereinafter collectively referred to as the "Confidential Information." Notwithstanding the foregoing, each of the parties hereto agree to disclose Confidential Information to HTMAC's Assignee hereunder, subject, however, to HTMAC's Assignee entering into an agreement with Imperial containing restrictions on further disclosure substantially similar to those contained in this Section 12.03 or such other restrictions as are reasonably acceptable to Imperial.

            (b)   In the event that a party receives a request to disclose any Confidential Information of the other party under such subpoena or order, such party shall (i) notify the other party within ten (10) days after receipt of such request; (ii) consult with that party on the advisability of taking steps to resist or narrow such request; and (iii) if disclosure is required or deemed advisable, cooperate with that party in any attempt that such party may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Confidential Information.

            (c)   Information will not be deemed Confidential Information if (i) the information is already in the possession of or was independently developed by the party with respect to which the Confidential Information is not concerned and is not otherwise subject to an agreement as to confidentiality; (ii) the information becomes generally available in the public domain other than as a result of a disclosure by such party or such party's officers, employees, counsel, or agents; (iii) the information is not acquired from the party with respect to which it is concerned or persons known to be in breach of an obligation of secrecy to such party; or (iv) the information is contained in or derived from any Account documentation delivered by either Party or is otherwise information either Party or its counsel or underwriters determine is reasonably required to be disclosed in connection with the securitization and sale of interests in the Loans or Indebtedness. Further, with respect to the Parties, information concerning the transactions contemplated hereby and any information resulting from such transactions, including information set forth on the documentation for such transactions, shall not be deemed Confidential Information. However, Imperial may not use such information to solicit customers for other products. Tax Masters may disclose such information to affiliates and third parties, but any disclosure by Imperial or its affiliates to third parties may only occur with the consent of Tax Masters.

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            Section 12.04. Privacy. No party shall make any unauthorized disclosure of or use any personal information of individual consumers which it receives from the other party or on the other party's behalf other than to carry out the purposes for which such information is received, and each party shall comply, to the extent applicable, with the requirements of the implementing regulations of Title V of the Gramm-Leach-Bliley Act of 1999. Imperial and Tax Masters shall each adopt and maintain a comprehensive privacy policy with respect to its handling of the personal information of individual consumers submitted by such consumers to Imperial. Imperial's and Tax Masters Bank's privacy policy shall be available on its Internet web sites, and each shall comply in all respects with the provisions of such privacy policy.

            Section 12.05. Information Security. Each party has developed, implemented, and will maintain effective information security policies and procedures that include administrative, technical and physical safeguards designed to a) ensure the security and confidentiality of confidential information provided to the other parties hereunder, b) protect against anticipated threats or hazards to the security or integrity of such confidential information, and c) protect against unauthorized access or use of such confidential information. All personnel handling such confidential information have been appropriately trained in the implementation of that party's information security policies and procedures. Each party regularly audits and reviews its information security policies and procedures to ensure their continued effectiveness and determine whether adjustments are necessary in light of then-current circumstances including, without limitation, changes in technology, customer information systems or threats or hazards to confidential information.

            Section 12.06. Governing Law. This Agreement shall be interpreted, construed, and enforced in accordance with the local laws of the State of New York, without-regard to its conflict of laws principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 12.07. Severability of Provisions. Any term or provision of this Agreement which is unenforceable in any jurisdiction shall, as to that jurisdiction only, be ineffective to the specific extent of such unenforceability, without invalidating the remaining terms and provisions hereof, and any such unenforceability in any such jurisdiction, shall not invalidate or render unenforceable such provision in any other jurisdiction.

            Section 12.08. Captions. Captions within the Agreement are for convenience of reference only and are not to be construed as defining or limiting in any way the scope or intent of the provisions hereof.

            Section 12.09. Waiver; Remedies. The waiver of any breach, term, provision or condition of this Agreement shall not be construed to be a waiver of any other or subsequent breach, term, provision or condition. All remedies afforded by this Agreement for a breach hereof shall be cumulative; that is, in addition to all other remedies provided for herein or at law or in equity. Each Party shall be entitled to rely upon the warranties, representations and

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covenants of the other Party in this Agreement, and the obligations of that other Party with respect thereto.

            Section 12.10. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, or via Federal Express, signature required by any authorized agent of and to (a) in the case of Tax Masters or HTMAC, c/o Tax Masters Inc., Suite 100, 200 Somerset Corporate Blvd., Bridgewater, NJ 08807, Attention: President with a copy to General Counsel -- HRS Law Department, 2700 Sanders Road, Prospect Heights, Illinois 60070 and (b) in the case of Imperial, Attention: Legal Department, Imperial Capital Bank, 888 Prospect Street, Suite 110, La Jolla, California 92037, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. In the event notice is required within one (1) Business Day, notice by facsimile shall be sufficient and the parties shall be notified via facsimile:

Imperial at (858) 551-1212, Attention Chief Financial Officer or Treasurer, URGENT.

Tax Masters or HTMAC at (908) 203-4211, Attention Chief Financial Officer, URGENT.

            Section 12.11. No Joint Venture. Nothing in this Agreement shall be deemed to create a partnership or joint venture between any of the parties. Except as expressly set forth herein, no party shall have any authority to bind or commit the other parties.

            Section 12.12. Assignment. No Party shall have the right to assign any of its duties, obligations or rights under this Agreement, including assignment by operation of law, without the prior written consent of the other Party.

            Section 12.13. Waiver of Jury Trials Consent to Jurisdiction.

            (a)The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights pursuant hereto.

            (b)   Each party (i) consents and submits to the jurisdiction of the Courts of the State of Nevada and of the Courts of the United States for the District of Nevada for all purposes of this Agreement, including, without limitation, any action or proceeding instituted for the enforcement of any right, remedy, obligation or liability arising under or by reason hereof and (ii) consents and submits to the venue of such action or proceeding in the City of Las Vegas.

            Section 12.14. Execution in Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.

            Section 12.15. Entire Agreement; Amendment. This Agreement and the Exhibits attached hereto constitute the entire Agreement between the parties hereto and supersedes any and all prior agreements, representations, promises, and statements, oral or written, made in connection with the subject matter of this Agreement and the negotiation hereof, and no

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such representation, promise or statement not written herein shall be binding on the parties. This Agreement may not be varied or altered nor its provisions waived, including amendments hereto incorporated herein by reference, except by an agreement in writing executed by duly authorized agents of both parties. This Agreement shall be binding upon and inure to the benefit of the parties and each of their respective successors and assigns.

            Section 12.16. Third Party Beneficiary. Each Party hereby acknowledges and agrees that HTMAC's Assignee is a third party beneficiary of this Agreement, entitled to enforce and benefit from all of HTMAC's rights under this Agreement.

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            IN WITNESS WHEREOF, Imperial, HTMAC and Tax Masters have caused this Agreement to be duly executed by their respective officers and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

IMPERIAL CAPITAL BANK,
By:	/s/ George W. Haligowski
Name:	George W. Haligowski
Title:	President and Chief Executive Officer
HOUSEHOLD TAX MASTERS ACQUISITION CORPORATION,
By:	/s/ P.A. Cozza
Name:	P.A. Cozza
Title:	President
HOUSEHOLD TAX MASTERS, INC.,
By:	/s/ S.E. Artmann
Name:	S.E. Artmann
Title:	Vice President

Signature Page to Amended and Restated
Sale and Servicing Agreement for RALs and RACs